Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

First Amendment to Second Amended and Restated Credit Agreement, dated June 29, 2016, by and among L.B. FOSTER COMPANY, a Pennsylvania corporation (the “Company”), CXT INCORPORATED, a Delaware corporation (“CXT”), SALIENT SYSTEMS, INC., an Ohio corporation (“Salient Systems”), L.B. FOSTER RAIL TECHNOLOGIES, INC., a West Virginia corporation (“Rail Technologies, Inc.”), L.B. FOSTER RAIL TECHNOLOGIES CANADA LTD., a corporation incorporated under the laws of Canada (“Rail Technologies Canada”) and L.B. FOSTER RAIL TECHNOLOGIES, CORP., a corporation amalgamated under the laws of Canada (“Rail Technologies, Corp.” and together with the Company, CXT, Salient Systems, Rail Technologies, Inc. and Rail Technologies Canada, collectively referred to herein as the “Borrowers”), each of the Guarantors (as listed on the signature pages hereto), the Lenders (as hereinafter defined) and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (the “First Amendment”).

W I T N E S S E T H:

WHEREAS, the Borrowers, certain of the Guarantors, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, dated March 13, 2015 (as may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”),

WHEREAS, IOS Acquisitions, Inc., James Clark Inspections Inc., IOS/PCI, LLC, Castronics, LLC, Mike’s Pipe Inspection, Inc. and OTI Operating, Inc. joined the Credit Agreement as Guarantors pursuant to that certain Guarantor Joinder and Assumption Agreement, dated as of March 27, 2015; and

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

i) All capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

ii) The references to “$335,000,000” set forth on the cover page and in the third paragraph of the preamble of the Credit Agreement are hereby deleted and in their stead is inserted the amount “$275,000,000”.

iii) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:

Bail-In Action shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Collateral shall mean all of the personal property of the Domestic Loan Parties granted as collateral to secure the Obligations pursuant to (i) the Security Agreement and (ii) the Pledge Agreement.

Collateral Documents shall mean the Security Agreement, the Pledge Agreement and any other agreement document or instrument granting a Lien in Collateral to the Administrative Agent for the benefit of the Lenders.

EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

EU Bail-In Legislation Schedule shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

First Amendment Closing Date shall mean June 29, 2016.

Pledge Agreement shall mean the Pledge Agreement, dated as of the First Amendment Closing Date, substantially in the form of Exhibit 1.1(P), executed and delivered by each of the Domestic Loan Parties to the Administrative Agent for the benefit of the Lenders.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the UCC in the Collateral which is subject only to Permitted Liens.

Release Date shall mean the date on which the Administrative Agent releases its Liens in the Collateral in accordance with Section 12.20 [Release of Collateral Securing the Obligations].

Release Request shall have the meaning specified in Section 12.20 [Release of Collateral Securing the Obligations].

Release Trigger Conditions shall mean the occurrence of the following: (A) the Loan Parties shall have submitted Compliance Certificates for two (2) consecutive fiscal quarters, calculated for the four (4) consecutive fiscal quarters then ending, each evidencing a Leverage Ratio of less than or equal to 2.75 to 1.00; provided, that the last day of such period of two (2) consecutive fiscal quarters shall not be earlier than June 30, 2018; and (B) no Potential Default or Event of Default has occurred and is continuing upon satisfaction of the condition in the foregoing clause (A).

Security Agreement shall mean the Security Agreement, dated as of the First Amendment Closing Date, substantially in the form of Exhibit 1.1(S), executed and delivered by each of the Domestic Loan Parties to the Administrative Agent for the benefit of the Lenders.

UCC shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction

Write-Down and Conversion Powers shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

iv) The definition of “Loan Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, the Notes, the Collateral Documents, the Intercompany Subordination Agreement, any Borrower Joinder, any Guarantor Joinder, any Cash Management Agreements, any documents entered into with respect to a Letter of Credit and any other instruments, certificates or documents delivered in connection herewith or therewith.

v) Clause (iii) and clause (x) of the definition of “Permitted Liens” set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and statutory and common law Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(x) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not , in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4) Liens resulting from final judgments or orders described in Section 9.1.7 [Final Judgments or Orders].

vi) Clause (d) of the first paragraph of the definition of “Defaulting Lenders” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows

(d) has become the subject of a Bankruptcy Event or Bail-In Action or

vii) Section 1.3 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing or anything in this Agreement to the contrary, whenever in this Agreement it is necessary to determine whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on the Closing Date (provided that if there is a change in GAAP after the Closing Date that affects the treatment of capital leases or operating leases, all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such change in GAAP shall be accompanied by a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

viii) Section 6.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

No Loan Party is an EEA Financial Institution.

ix) Section 6 of the Credit Agreement is hereby amended by adding the following new Section 6.1.18 at the end thereof:

6.1.18 Liens in the Collateral. Until the Release Date, the Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents constitute and will continue to constitute first priority, perfected security interests, except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession, to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Loan Parties.

x) Section 8.1.3 of the Credit Agreement is hereby amended by adding the following language at the end thereof:

At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the First Amendment Closing Date and annually thereafter until the Release Date an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time until the Release Date a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions specified below or are otherwise in form acceptable to the Administrative Agent in its discretion. Until the Release Date, the applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, (i) in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement, (ii) for losses of less than Twenty-Five Million and 00/100 Dollars ($25,000,000) received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties, and (iii) for losses equal to or greater than Twenty-Five Million and 00/100 Dollars ($25,000,000) received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of Collateral and other property in respect of which such proceeds were received.

xi) Section 8.1 of the Credit Agreement is hereby amended by adding the following new Section 8.1.11 at the end thereof:

8.1.11 Further Assurances. Each Loan Party shall, from time to time until the Release Date, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time, until the Release Date, in order to preserve, perfect and protect the Liens granted under the Collateral Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

xii) Clause (ix) Section 8.2.4 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(ix) (A) other loans and advances (which are not otherwise permitted in this Section 8.2.4) made to Persons which are not Loan Parties, and (B) other loans, advances and investments by Domestic Loan Parties (1) in Subsidiaries which are not Loan Parties, and (2) in Foreign Loan Parties, provided that the aggregate amount of such loans, advances and investments (after giving effect to any repayment of a loan or return of capital on investments) then existing (excluding the loans, advances and investments set forth on Schedule 8.2.4) shall not exceed $10,000,000 in the aggregate at any one time; provided further, that on March 31, 2018 (when the maximum Leverage Ratio requirement is 3.25 to 1.00 pursuant to Section 8.2.13 hereof), the threshold set forth in the proviso above shall be increased from $10,000,000 to $75,000,000 in the aggregate at any one time outstanding.

xiii) Section 8.2.5 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

8.2.5 Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower except that (a) the Borrowers shall be permitted to pay dividends and distributions to other Borrowers, and (b) the Company shall be permitted to pay dividends and distributions and make redemptions with respect to its stock so long as prior to and after giving effect to such dividend, distribution or redemption (and treating such dividend, distribution or redemption as having occurred at the beginning of the fiscal period in which it is made): (i) no Event of Default or Potential Default shall have occurred, and (ii) the aggregate amount of dividends, distributions and redemptions does not exceed $4,000,000 in any fiscal year of the Company. Notwithstanding the foregoing, the dollar limitation set forth above shall not apply at such times as there are no Loans outstanding under this Agreement prior to or after giving effect to such dividend or distribution; provided that the amounts of dividends, distributions and redemptions in excess of such dollar limitation, combined with the amounts in excess of the dollar limitations set forth in Section 8.2.4 [Loans and Investments] and Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures], shall not in the aggregate exceed $75,000,000; provided, however, that on March 31, 2018 (when the maximum Leverage Ratio requirement is 3.25 to 1.00 pursuant to Section 8.2.13 hereof), the threshold set forth in clause (ii) above shall be increased from $4,000,000 to $25,000,000.00.

xiv) The first paragraph of Section 8.2.6 of the Credit Agreement is hereby deleted in its entirety and in its stead inserted the following:

8.2.6 Merger, Consolidation, and Acquisition of Assets. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or substantially all of the assets, division, business, stock or other ownership interests of any Person or permit any other Person to consolidate with or merge with it; provided however, (x) the Loan Parties and their Subsidiaries may purchase or acquire assets or stock as permitted under Section 8.2.4(viii) and (y) the Loan Parties may purchase or acquire the assets or stock of any Person (a “Permitted Acquisition”) if all of the requirements set forth below are met in connection with such acquisition; provided however, with respect to proposed acquisitions occurring after the First Amendment Closing Date through and including March 31, 2018, the consideration for all such acquisitions in the aggregate shall not exceed Twelve Million and 00/100 Dollars ($12,000,000).

xv) Clause (v) of Section 8.2.7 of the Credit Agreement is hereby deleted in its entirety and in its stead inserted the following:

(v) one-time disposition of assets in fiscal year ending December 31, 2016 in an aggregate fair market value not to exceed Twelve Million and 00/100 ($12,000,000); and

(vi) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (v) above, which is approved by the Required Lenders.

xvi) Section 8.2.13 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

8.2.13 Maximum Leverage Ratio. The Loan Parties shall not at any time permit the Leverage Ratio of the Company and its Subsidiaries, calculated at the end of each fiscal quarter of the Company for the four fiscal quarters then ending, to exceed the maximum ratio set forth below for the applicable period:

Fiscal quarter end date	Maximum Leverage Ratio
June 30, 2016 and September 30, 2016	4.75 to 1.00
December 31, 2016	4.50 to 1.00
March 31, 2017	4.25 to 1.00
June 30, 2017	4.00 to 1.00
September 30, 2017	3.75 to 1.00
December 31, 2017	3.50 to 1.00
March 31, 2018 and all fiscal quarters ending thereafter	3.25 to 1.00

xvii) Section 9.1.10 of the Credit Agreement is hereby deleted in its entirety and in each case in its stead is inserted the following:

9.1.10 Change of Control. (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership, directly or indirectly, of (within the meaning of Rule 13d-3 and 13(d)-5 promulgated by the Securities and Exchange Commission under said Act) 25% or more of the voting capital stock of the Company; or (ii) the Company shall cease to own, directly or indirectly, all of the ownership interests of each Borrower except for such reduction in interest as permitted in Section 8.2.7 [Dispositions of Assets or Subsidiaries] hereof.

xviii) Section 9 of the Credit Agreement is hereby amended by adding the following new Section 9.1.12 at the end thereof:

9.1.12 Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $10,000,000 or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within forty-five (45) days thereafter.

xix) Each reference to “collateral” in Section 9.2.4(vii) is hereby deleted in its entirety and in each case in its stead is inserted the term “Collateral”.

xx) Article 10 of the Credit Agreement is hereby amended by adding the following new Section 10.11 at the end thereof:

10.11 Authorization to Release Collateral. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] and (ii) all Collateral on the Release Date.

xxi) Each reference to “collateral security” in Section 10.6 is hereby deleted in its entirety and in each case in its stead is inserted the term “Collateral”.

xxii) Section 12.1.3 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

12.1.3 Release of Collateral or Guarantor. Except for (i) sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries], and (ii) the release of all Collateral on the Release Date, release all or substantially all of the Collateral or release any Guarantor from its Obligations under the Guaranty Agreement, in each case without the consent of all Lenders (other than Defaulting Lenders); or

xxiii) Section 12.15 and Section 12.15.1 are hereby deleted in their entirety and in their stead is inserted the following:

12.15 Joinder of Borrowers and Guarantors; Release of Foreign Borrowers. Each domestic operating Subsidiary of the Company that is acquired, formed or in existence after the Closing Date, shall be required to become a Borrower or a Guarantor hereunder. Each Subsidiary of a Foreign Borrower that is acquired, formed or in existence after the Closing Date shall, at the election of the Loan Parties, either (A) join this Agreement as a Loan Party or (B) the investment in such Subsidiary of a

Foreign Borrower shall be subject to the limitation on investments set forth in Section 8.2.4(viii) [Loans and Investments] hereof. Each Subsidiary of a Foreign Borrower that joins this Agreement as a Loan Party pursuant to clause (A) above shall be required to guarantee the Foreign Guaranteed Obligations as provided in Article 11 of this Agreement; provided that no Foreign Loan Party shall have any liability with respect to a Revolving Credit Loan made to a Domestic Loan Party, any Letters of Credit issued for the account of a Domestic Loan Party or other Obligation for which a Domestic Loan Party is the primary obligor. Each Subsidiary required or electing to join this Agreement as a Borrower or Guarantor shall execute and deliver to the Administrative Agent within thirty (30) days (unless such time period is extended in writing by the Administrative Agent) after the date of organization or acquisition of (or in the case of a Foreign Borrower, election by) such Subsidiary (i) a Borrower Joinder or a Guarantor Joinder, as applicable, pursuant to which it shall, after acceptance of such Borrower Joinder or Guarantor Joinder by the Administrative Agent, join this Agreement as a Domestic Borrower, Foreign Borrower, Domestic Guarantor or a Foreign Guarantor, as applicable, and join each of the other Loan Documents to which the Domestic Borrower, Foreign Borrower, Domestic Guarantor or a Foreign Guarantor, as applicable, are parties, (ii) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] (or foreign jurisdictional equivalents, if any), modified as appropriate to relate to such Subsidiary, and (iii) if such Subsidiary is a Domestic Subsidiary of a Loan Party (and if the Release Date has not occurred), documents necessary to pledge, grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of such Subsidiary and in its Collateral (including, without limitation, a pledge of the equity interests of any Domestic Subsidiary of such Subsidiary) held by such Subsidiary. The Loan Parties and any Borrower and/or Guarantor joining this Agreement shall also (x) deliver to the Administrative Agent such amendments or other modifications to the Loan Documents, fully executed by the appropriate parties thereto, that the Administrative Agent deems necessary or appropriate in connection with the addition of such Borrower and/or Guarantor and (y) provide to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders. Notwithstanding the foregoing, no Foreign Borrower or Foreign Guarantor may be joined pursuant to this Section 12.15 if its inclusion as a Borrower or a Guarantor, as applicable, under the Loan Documents would result in any adverse tax or other legal consequences for the Lenders, as reasonably determined by the Administrative Agent. Joinder of each new Borrower or Guarantor pursuant to this Section 12.15 shall be subject to compliance with all the other terms and conditions set forth in this Agreement and the other Loan Documents, including without limitation Section 8.1.7 [Compliance with Laws; Use of Proceeds] and Section 5.9 [Taxes].

xxiv) Section 12 of the Credit Agreement is hereby amended by adding the following new Section 12.19 at the end thereof:

Section 12.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

xxv) Section 12 of the Credit Agreement is hereby amended by adding the following new Section 12.20 at the end thereof:

12.20 Release of Collateral Securing the Obligations. Upon the satisfaction of the Release Trigger Conditions, the Borrower Agent may, at the Loan Parties’ option, provide written notice to the Administrative Agent requesting that the Administrative Agent release all of its Liens in the Collateral (such written notice, a “Release Request”), and upon receipt of such Release Request, the Administrative Agent shall, at the sole expense of the Loan Parties, promptly execute, deliver or acknowledge the appropriate instruments to release its Liens in all Collateral. Notwithstanding the foregoing, if subsequent to the satisfaction of the Release Trigger Conditions but prior to delivery of the Release Request by the Borrower Agent either (i) the Loan Parties submit a Compliance

Certificate in accordance with Section 8.3.3 [Certificate of the Company] that reflects a Leverage Ratio of greater than 2.75 to 1.00, or (ii) an Event of Default has occurred and is continuing, then the Borrower shall not be entitled to deliver the Release Request until the Release Trigger Conditions are subsequently satisfied again or, if applicable, such Event of Default has been waived.

xxvi) Schedules 1.1(A), 1.1(B) Part 1, 1.1(P), 2.8.1, 6.1.2, 8.2.1, 8.2.3, 8.2.4 and 8.2.9 of the Credit Agreement are hereby deleted in their entirety and in their stead are inserted Schedules 1.1(A), 1.1(B) Part 1, 1.1(P), 2.8.1, 6.1.2, 8.2.1, 8.2.3, 8.2.4 and 8.2.9 of the Credit Agreement set forth on Exhibit A attached hereto and made a part hereof.

xxvii) Exhibit 8.3.3 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Exhibit 8.3.3 of the Credit Agreement set forth on Exhibit B attached hereto and made a part hereof.

xxviii) The Credit Agreement is hereby amended by adding Exhibit 1.1(P) and Exhibit 1.1(S), each in the form attached hereto and made a part hereof, and by including the following references to be inserted in the appropriate alphabetical order in the “List of Schedules and Exhibits” located at the forepart of the Credit Agreement:

EXHIBIT 1.1(P) – PLEDGE AGREEMENT

EXHIBIT 1.1(S) – SECURITY AGREEMENT

xxix) The provisions of Sections 2 through 28 of this First Amendment shall not become effective until the Administrative Agent has received the following, each in form and substance acceptable to the Administrative Agent and its counsel:

(a) this First Amendment, duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent;

(b) the Security Agreement, Pledge Agreement and the other documents listed in the Preliminary Closing Agenda (the “Closing Agenda”) as set forth on Exhibit C attached hereto and made a part hereof, each duly executed by the parties thereto (together with the First Amendment, collectively referred to herein as the “Transaction Documents”);

(c) the Liens in the Collateral (as defined in this Amendment) granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents (as defined in this Amendment) constitute and will continue to constitute valid and enforceable security interests under the UCC (as defined in this Amendment);

(d) payment of all fees and expenses owed to the Administrative Agent and its counsel and the Lenders in connection with the Transaction Documents (including, without limitation, (1) any such fees and expenses payable pursuant to that separate fee letter, dated of even date herewith, executed and delivered by the Administrative Agent and acknowledged and agreed to by the Borrowers, and (2) all filing fees and other expenses in connection with the perfection of the Liens); and

(e) such other closing deliveries set forth on the attached Closing Agenda and other documents as may be reasonably requested by the Administrative Agent.

xxx) The Loan Parties hereby reconfirm and reaffirm all representations and warranties, agreements and covenants made by them pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.

xxxi) The Loan Parties hereby represent and warrant to the Administrative Agent and each of the Lenders that (i) the Loan Parties have the legal power and authority to execute and deliver this First Amendment and the other Transaction Documents; (ii) the officers of the Loan Parties executing this First Amendment and the other Transaction Documents have been duly authorized to execute and deliver the same and bind such Loan Parties with respect to the provisions hereof and thereof; (iii) the execution and delivery hereof by the Loan Parties and the performance and observance by the Loan Parties of the provisions hereof, of the Transaction Documents, of the Credit Agreement and of all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Loan Parties or any Law applicable to the Loan Parties or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Loan Parties; and (iv) this First Amendment, the other Transaction Documents, the Credit Agreement and the documents executed or to be executed by the Loan Parties in connection herewith or therewith constitute valid and binding obligations of the Loan Parties in every respect, enforceable in accordance with their respective terms.

xxxii) The Loan Parties represent and warrant to the Administrative Agent and each of the Lenders that (i) no Event of Default or Potential Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this First Amendment, the other Transaction Documents or the performance or observance of any provision hereof, (ii) the Schedules attached to and made a part of the Credit Agreement, as amended by this First Amendment, are true and correct as of the date hereof and there are no modifications or supplements thereto, and (iii) they presently have no claims or actions of any kind at law or in equity against the Lenders or the Administrative Agent arising out of or in any way relating to the Credit Agreement or the other Loan Documents.

xxxiii) Each reference to the Credit Agreement that is made herein, in the Credit Agreement or in any other document executed or to be executed in connection herewith or with the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

xxxiv) The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.

xxxv) This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

xxxvi) This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. The Loan Parties, the Lenders and the Administrative Agent hereby consent to the jurisdiction and venue of the Courts of the Commonwealth of Pennsylvania sitting in Allegheny County with respect to any suit arising out of or mentioning this First Amendment.

[INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this First Amendment to be duly executed by their duly authorized officers on the date first written above.

BORROWERS: L.B. FOSTER COMPANY, a Pennsylvania corporation

By:	/s/ Robert P. Bauer
Name:	Robert P. Bauer
Title:	President and CEO

CXT INCORPORATED, a Delaware corporation

By:	/s/ Steven R. Burgess
Name:	Steven R. Burgess
Title:	President

SALIENT SYSTEMS, INC., an Ohio corporation

By:	/s/ K. Papazoglou
Name:	K. Papazoglou
Title:	President

L.B. FOSTER RAIL TECHNOLOGIES, INC., a West Virginia corporation

By:	/s/ K. Papazoglou
Name:	K. Papazoglou
Title:	President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BORROWERS (CONTINUED): L.B. FOSTER RAIL TECHNOLOGIES CANADA LTD., a corporation incorporated under the laws of Canada

By:	/s/ K. Papazoglou
Name:	K. Papazoglou
Title:	President

L.B. FOSTER RAIL TECHNOLOGIES, CORP., a corporation amalgamated under the laws of Canada

By:	/s/ K. Papazoglou
Name:	K. Papazoglou
Title:	President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS: L.B. FOSTER BALL WINCH, INC., a Texas corporation

By:	/s/ Merry L. Brumbaugh
Name:	Merry L. Brumbaugh
Title:	President

CHEMTEC ENERGY SERVICES, L.L.C., a Texas limited liability company

By:	/s/ Milton E. Page
Name:	Milton E. Page
Title:	President and Secretary

IOS HOLDINGS, INC., a Delaware corporation

By:	/s/ Jody Arceneaux
Name:	Jody Arceneaux
Title:	Chief Financial Officer

IOS ACQUISITIONS, INC., a Delaware corporation

By:	/s/ Jody Arceneaux
Name:	Jody Arceneaux
Title:	Chief Financial Officer

JAMES CLARK INSPECTIONS INC., a Texas corporation

By:	/s/ Jody Arceneaux
Name:	Jody Arceneaux
Title:	Vice President and Treasurer

GUARANTORS (CONTINUED): IOS/PCI, LLC, a Louisiana limited liability company

By:	/s/ Jody Arceneaux
Name:	Jody Arceneaux
Title:	Vice President and Treasurer

CASTRONICS, LLC, a Delaware limited liability company

By:	/s/ Jody Arceneaux
Name:	Jody Arceneaux
Title:	Vice President and Treasurer

MIKE’S PIPE INSPECTION, INC., a Kansas corporation

By:	/s/ Jody Arceneaux
Name:	Jody Arceneaux
Title:	Vice President and Treasurer

OTI OPERATING, INC., an Oklahoma corporation

By:	/s/ Jody Arceneaux
Name:	Jody Arceneaux
Title:	Vice President and Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Allison Fromm
Name:	Allison Fromm
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ Susan Rich
Name:	Susan Rich
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Syndication Agent

By:	/s/ J. Barett Donovan
Name:	J. Barett Donovan
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Victor Notaro
Name:	Victor Notaro
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ David Miller
Name:	David Miller
Title:	Vice President

EXHIBIT A to First Amendment

SCHEDULE 1.1(A)

PRICING GRID—

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Commitment Fee	Standby Letter of Credit Fee	Commercial Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit Euro- Rate Spread
I	Less than 1.50 to 1.00	0.200%	1.25%	0.625%	0.25%	1.25%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.225%	1.50%	0.750%	0.50%	1.50%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.250%	1.75%	0.875%	0.75%	1.75%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.275%	2.00%	1.00%	1.00%	2.00%
V	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.300%	2.50%	1.125%	1.50%	2.50%
VI	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	0.300%	2.75%	1.375%	1.75%	2.75%
VII	Greater than or equal to 4.00 to 1.00	0.300%	3.25%	1.625%	2.25%	3.25%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be set on the First Amendment Closing Date to the fees and spreads associated with “Level IV” pricing and shall remain at such level until the due date of the Compliance Certificate for the fiscal quarter ending June 30, 2016.

(b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance

Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of the Company]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level VII shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.8 [Letter of Credit Subfacility], Section 4.3 [Interest After Default] or Article 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

3

(SCHEDULE 1.1B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1—Commitments of Lenders and Addresses for Notices to Lenders

	Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
Name: Address:	PNC Bank, National Association Tower at PNC Plaza 300 Fifth Avenue Pittsburgh, Pennsylvania 15222	$77,985,074.62	28.358208955%
Attention: Telephone: Telecopy:	Allison Fromm (412) 645-9959 (412) 762-4718

Name: Address:	Bank of America, N.A. 1600 JFK Boulevard, Suite 1100 Philadelphia, Pennsylvania 19103	$67,723,880.60	24.626865672%
Attention: Telephone: Telecopy:	Joanne Macchione (268) 675-0338 (866) 361-0422

Name: Address:	Wells Fargo Bank, N.A. 444 Liberty Avenue, Suite 1400 Pittsburgh, Pennsylvania 15222	$67,723,880.60	24.626865672%
Attention: Telephone: Telecopy:	J. Barrett Donovan (412) 454-4603 (412) 454-4609

Name: Address:	Citizens Bank of Pennsylvania 525 William Penn Place, PW 2625 Pittsburgh, Pennsylvania 15219	$41,044,776.12	14.925373134%
Attention: Telephone: Telecopy:	Victor Notaro (412) 867-3981 (412) 867-2223

Name: Address:	Branch Banking and Trust Company 200 West Second Street Winston-Salem, NC 27101	$20,522,388.06	7.462686567%
Attention: Telephone: Telecopy:	Robert Searson (336) 773-2771 (336) 773-2740

Total		$275,000,000.00	100.000000000%

4

SCHEDULE 1.1(P)

PERMITTED LIENS

L.B. FOSTER COMPANY

I.	PENNSYLVANIA

DEPARTMENT OF STATE

A.	UCC Financing Statements

1.	2014020603558 filed 2-6-2014
S.P.:	Banc of America Leasing & Capital, LLC

Cltrl.:	2013 Pettibone Super 20 Model 204 Cary Lift w/ Cummings 190 HP Tier III Engine

2.	2014070901473 filed 7-9-2014
S.P.:	Banc of America Leasing & Capital LLC

Cltrl.:	2014 HD HL760 Wheel Loader

3.	201408283532 filed 8-26-2014
S.P.:	MITSUI & CO. (U.S.A.), Inc.

Cltrl.:	Wide Flange Beams (consigned)

4.	2015062306409 filed 6-23-15
S.P.:	Banc of America Leasing & Capital LLC

Cltrl:	Roll Former Equipment for manufacture of bridge decking

5.	2016022900887 filed 2-29-16
S.P.	Ferguson Enterprises, Inc.

Cltrl:	Consigned Inventory

5

SALIENT SYSTEMS, INC.

I.	OHIO

SECRETARY OF STATE

A.	UCC Financing Statements

1.	OH00156017668 filed 2-6-2012
S.P.:	Atlantic Business Credit

Cltrl.:	All equipment under Lease SS1111

Assign.:	Filed 2-11-2013 (Assignee: Atlantic Business Credit, LLC)

Assign.:	Filed 2-11-2013 (Assignee: Atlantic Business Credit, LLC)

CHEMTEC ENERGY SERVICES, L.L.C.

I.	TEXAS

SECRETARY OF STATE

A.	UCC Financing Statements

1.	14-0030133641 filed 9-19-14
S.P.	Ditch Witch Financial Services

Cltrl:	Specified equipment

2.	14-0032211498 filed 10-8-14
S.P.	Toyota Motor Credit Corporation

Cltrl:	Specified equipment

3.	1400033419772 filed 10-21-14
S.P.	Caterpillar Financial Services Corporation

Cltrl:	Specified Equipment

4.	1400033420441 filed 10-21-14
S.P.	Caterpillar Financial Services Corporation

Cltrl:	Specified Equipment

6

5.	1400033420562 filed 10-21-14
S.P.	Caterpillar Financial Services Corporation

Cltrl:	Specified Equipment

6.	1400033420683 filed 10-21-14
S.P.	Caterpillar Financial Services Corporation

Cltrl:	Specified Equipment

IOS/PCI, LLC

I.	LOUISIANA

SECRETARY OF STATE

A.	UCC Financing Statements

1.	LA28-462441
S.P.:	De Lage Landen Financial Services, Inc.

Cltrl.:	Specified equipment

2.	LA28-463820
S.P.:	De Lage Landen Financial Services, Inc.

Cltrl.:	Specified equipment

3.	LA28-465846
S.P.:	De Lage Landen Financial Services, Inc.

Cltrl.:	Specified equipment

4.	LA28-471240
S.P.:	De Lage Landen Financial Services, Inc.

Cltrl.:	Specified equipment

5.	LA28-341516
S.P.:	Caterpillar Financial Services Corporation

Cltrl.:	Specified equipment

6.	LA17-1415936 filed 6-11-15
S.P.:	Patterson-UTI Drilling Company LLC

Cltrl:	Specified equipment

7

OTHER LIENS

1.	Liens granted under Lease dated June 1, 2016 between Tubular Repair LLC, as Landlord, and IOS/PCI, LLC, as Tenant, securing lease payments thereunder. As of the First Amendment Closing Date, the Rental Rate under such Lease is $147,771 per year payable in advance at $34,101.00 per quarter.

L.B. FOSTER RAIL TECHNOLOGIES (UK) LIMITED

1.	Secured Party: National Westminster Bank
Cltrl:	Substantially all assets

L.B. FOSTER RAIL TECHNOLOGIES, CORP.

I.	British Columbia Personal Property Filing Office

1.	Base Registration No. 624531G filed March 8, 2012

S.P.:	GE VFS Canada Limited Partnership

Cltrl.:	Leased photocopies and proceeds thereof.

8

I.	Québec Register Of Personal And Movable Real Rights

L.B. FOSTER RAIL TECHNOLOGIES CANADA LTD.

Conventional Hypothec without Delivery

Holder:	LABROSSE DEVELOPMENTS INC. 1455 Sherbrooke Street West Suite 200 Montreal, Québec H3G 1L2

Grantor:	PORTEC RAIL PRODUCTS LTD. 172 Brunswick Blvd. Pointe-Claire, Québec H9R 5P9

Amount:	$129, 478.00

Date of Execution:	August 3, 2009

Registration No.:	09-0482019-0001

Date of Registration:	August 6, 2009

Expiration Date of Registration:	July 31, 2016

Description of Property: (Our translation)	Universality of all movable property, present and future, used directly or indirectly by the Grantor, with respect to the business of the Grantor, including without limitation, all inventory, equipment, accessories, furniture, leasehold improvement of any kind and all indemnities or sums paid pursuant to contract or insurance policy thereto as well as the universality of all claims presently owed or to be owed to the Holder.

Comments:	N/A

Rights under a Lease

Lessor:	HEWITT ÉQUIPEMENT LIMITÉE 5001 TransCanada Highway Pointe-Claire Québec H9R 1B8

Lessee:	L.B. FOSTER TECHNOLOGIES FERROVIAIRES CANADA LTÉE 172 Brunswick Blvd. Pointe Claire, Québec H9R 5P9

Amount:	Not mentioned

Date of Execution:	April 7, 2014

Registration No.:	14-0281602-0001

Date of Registration:	April 8, 2014

Expiration Date of Registration:	April 7, 2019

Description of Property:	Leasing contract # CL-14137 Description of leased material: Chariot élévateur ( Caterpillar ) Model # 2CC4000 Serial no. # AT81F90017 Other Information: ID: 800173768

Comments:	N/A

9

Rights under a Lease

Lessor:	HEWITT ÉQUIPEMENT LIMITÉE 5001 TransCanada Highway Pointe-Claire Québec H9R 1B8

Lessee:	L.B. FOSTER TECHNOLOGIES FERROVIAIRES CANADA LTÉE 172 Brunswick Blvd. Pointe Claire, Québec H9R 5P9

Amount:	Not mentioned

Date of Execution:	December 8, 2014

Registration No.:	14-1145290-0001

Date of Registration:	December 9, 2014

Expiration Date of Registration:	December 8, 2019

Description of Property:	Leasing contract # CL-14139 Description of leased material: Chariot élévateur( CAT ) Model # 2P6000 Sérial no. # AT13F40430 Other Information: ID: 800175782

Comments:	N/A

Rights under a Lease

Lessor:	HEWITT ÉQUIPEMENT LIMITÉE 5001 TransCanada Highway Pointe-Claire Québec H9R 1B8

Lessee:	L.B. FOSTER TECHNOLOGIES FERROVIAIRES CANADA LTÉE 172 Brunswick Blvd. Pointe Claire, Québec H9R 5P9

Amount:	Not mentioned

Date of Execution:	June 25, 2015

Registration No.:	15-0597421-0001

Date of Registration:	June 26, 2015

Expiration Date of Registration:	June 22, 2019

Description of Property:	Leasing contract # CL-40006225 (term: 48 months) Description of leased material: Chariot élévateur( CAT ) Model # 2CC4000 Sérial no. # AT81F90065 Other Information: ID: 800180160

Comments:	N/A

10

L. B. Foster Company

Letters of Credit

As of May 31, 2016

Schedule 2.8.1

Outstanding Standby Letters of Credit
Beneficiary	Issuer	Issue Date	L/C Number	Amount	Expiration Date	Description
Liberty Mutual	PNC Bank, NA	10/15/2002	S252222	$175,000.00	5/5/2017	Security held for obligation to pay insurance deductibles
Sentry Insurance	PNC Bank, NA	1/21/2004	S263691	$250,000.00	5/5/2017	Security held for obligation to pay insurance deductibles

Total Outstanding Letters of Credit				$425,000.00

L. B. Foster Company

Subsidiaries

Schedule 6.1.2

Entity Name	Jurisdiction of Organization	Equity Interest
CXT Incorporated	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Ball Winch, Inc.	Texas, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Rail Technologies, Inc.	West Virginia, USA	100% of shares of common stock owned by L. B. Foster Company
Chemtec Energy Services, L.L.C.	Texas, USA	100% of shares of common stock owned by L. B. Foster Company
Salient Systems, Inc.	Ohio, USA	100% of shares of common stock owned by L. B. Foster Rail Technologies, Inc.
IOS Holdings, Inc.	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
IOS Acquisitions, Inc.	Delaware, USA	100% of shares of common stock owned by IOS Holdings, Inc.
James Clark Inspections, Inc.	Texas, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
IOS / PCI, LLC	Louisiana, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Castronics, LLC	Delaware, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Mike’s Pipe Inspection, Inc.	Kansas, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
OTI Operating, Inc.	Oklahoma, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Coal Train Holdings, Inc.	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster International Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Latin America Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster International Holdings Company
L. B. Foster India Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster International Holdings Company
L. B. Foster UK Ltd.	United Kingdom	100% of shares of common stock owned by L. B. Foster International Holdings Company

L. B. Foster Produtos Ferroviarios do Brasil Ltda.	Brazil	99.9999% of shares of common stock owned by L. B. Foster International Holdings Company; .0001% of shares of common stock owned by L. B. Foster Latin America Holdings Company

Portec Rail Nova Scotia Company	Nova Scotia, Canada	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
L. B. Foster Rail Technologies Canada Ltd.	Quebec, Canada	100% of shares of common stock owned by Portec Rail Nova Scotia Company
L. B. Foster Rail Technologies Corp.	British Columbia, Canada	100% of shares of common stock owned by L. B. Foster Rail Technologies Canada Ltd.
L. B. Foster Rail Technologies (UK) Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies, Inc.
Coronet Rail Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
L. B. Foster Kelsan Technologies (Europe) Unlimited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies Corp.
L. B. Foster GmbH	Germany	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
TEW Holdings (2012) Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
TEW Holdings (2008) Limited	United Kingdom	100% of shares of common stock owned by TEW Holdings (2012) Limited
TEW Engineering Limited	United Kingdom	100% of shares of common stock owned by TEW Holdings (2008) Limited
Caliba Limited (Dormant)	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
TEW Control and Display Systems Limited (Dormant)	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
Netpractise Limited	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
TEW Plus, Ltd.	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
L. B. Foster Technologies (Beijing), Ltd.	China	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.

L. B. Foster Company and Subsidiaries

Permitted Indebtedness

As of May 31, 2016

Schedule 8.2.1

	Capital Leases
Funded Capital Leases
Lessee	Lessor	Description	Balance
L. B. Foster Company	Canon	Cannon Printer in Pittsburgh, PA – IT Dept.	1,403.93
L. B. Foster Company	Canon	Cannon Printer in Pittsburgh, PA – Accounting	2,324.49
L. B. Foster Company	Canon	Cannon Printer in Pittsburgh, PA – Executive	3,138.40
L. B. Foster Company	Canon	Cannon Printer in Pittsburgh, PA – 2nd Floor	4,399.10
L. B. Foster Company	Canon	Cannon Printer in Pittsburgh, PA – Mailroom	4,659.08
L. B. Foster Company	Canon	Cannon Printer in Willis, TX – Ball Winch	4,642.01
L. B. Foster Company	Banc of America Leasing	Pettibone in Chowchila Yard	179,405.08
L. B. Foster Company	Canon	Canon Printer in Spokane, WA – CXT Incorporated	5,320.20
L. B. Foster Company	Canon	Canon Printer in Hillsboro, TX – CXT Incorporated	5,320.20
L. B. Foster Company	Canon	Canon Printer in Spokane, WA – CXT Ties	5,320.20
L. B. Foster Company	Canon	Canon Printer in Tucson, AZ – CXT Ties	5,320.20
L. B. Foster Company	Canon	Canon Printer in Union City, CA	6,536.45
L. B. Foster Company	Canon	Canon Printer in Waverly, WV – Carr Concrete	6,159.22
L. B. Foster Company	Canon	Canon Printer in Birmingham, AL	7,792.43
L. B. Foster Company	Canon	Canon Printer in Houston, TX Sales Office	3,922.82
L. B. Foster Company	Banc of America Leasing	Roll Former Equipment at Bedford Plant	1,860,998.08
L. B. Foster Company	Canon	Canon Printer in Suwanee, GA	7,932.59
L. B. Foster Company	Canon	Canon Printer in Chicago, IL	6,204.57
L. B. Foster Company	Canon	Canon Printer in Niles, OH	6,705.31
L. B. Foster Company	Canon	Canon Printer at Pueblo, CO Plant	6,025.92
L. B. Foster Company	Canon	Canon Printer at Bedford, PA Plant	7,364.19
L. B. Foster Company	Canon	Canon Printers at Pittsburgh Headquarters	38,479.72
L. B. Foster Company	Canon	Canon Printer in Orlando, FL	4,253.97
L. B. Foster Company	Canon	Canon Printer in Petersburg, VA	14,339.92
IOS Holdings, Inc.	Canon	Six Canon Printers located in TX and OH	59,430.55

Total Funded Capital Leases			$2,257,399

	Notes Payable
Borrower	Lender	Description	Balance
L. B. Foster Company	SAP	Financing of new ERP system with software company	$890,251

	Other
Debtor	Obligee / Lender	Description
L. B. Foster Rail Technologies (UK) Ltd.	National Westminster Bank Plc.	Credit Facility permitting borrowings up to £1,500,000 British Pounds Sterling	$0.00	*

Total Funded Indebtedness			$3,147,650

*	Maximum principal £1,500,000 which converts to $2,209,456 USD assuming that $1 USD = £ .6789 GBP and that credit facility is fully drawn. No drawn funds as of schedule date.

L. B. Foster Company

Guaranties

Schedule 8.2.3

Guarantee in favor of:	National Westminster Bank Commercial Banking Department Wrexham, Wales, United Kingdom

Purpose of Guarantee:	To secure maximum £1,500,000 British Pound Sterling revolving credit facility for the benefit of L. B. Foster Rail Technologies (UK) Ltd., a wholly-owned subsidiary of L. B. Foster Rail Technologies, Inc. Current balance of facility is £0.00.

Guarantee in favor of:	Deutsche Bank, AG Including all Branches

Purpose of Guarantee:	To secure corporate purchasing card and travel and entertainment card spending under credit card program established at Deutsche to support L. B. Foster GmbH, L. B. Foster’s German subsidiary. Maximum value of Guarantee is €50,000 EUR

L. B. Foster Company and Subsidiaries

Investments

As of May 31, 2016

Schedule 8.2.4

Nature of Investment	Description	Date	Total Invested (USD)*
Joint Venture	45% ownership in L. B. Pipe and Coupling, LLC – Manufacturer of couplings used to connect steel tubular products. Other owners include Lally Pipe (45%) and James Legg (10%) who manages the operation.	June 2009	$3,000,000.00
Joint Venture	Through L. B. Foster Company’s domestic holding company subsidiary, L. B. Foster India Holdings Company, made investment in 49% ownership of Nagory Foster Private Limited, a joint venture which will expand the Company’s ability to sell rail products into India. The remaining 51% ownership is shared by Ankit and Alok Nagory who are Indian nationals.	August 2014	$81,666.67
Capitalization of Foreign Subsidiary – Brazil	Established L. B. Foster Produtos Ferroviarios do Brasil, Ltda. through L. B. Foster Company’s domestic holding company subsidiary, L. B. Foster International Holdings Company in order to establish a local presence in the Brazilian market to sell rail products.	August 2014 and February 2015	$2,000,000.00
Investment in L. B. Foster Rail Technologies UK, Ltd. in order to transact European acquisitions	The Canadian Borrowers transferred $29,281,985 Canadian dollars and $9,484,206.26 US dollars to Portec Rail Nova Scotia Company ; Portec Rail Nova Scotia Company, transferred those funds to L. B. Foster Rail Technologies UK Ltd. which in turn purchased TEW Holdings (2012) Limited (January 2015); Excess funds remain with L. B. Foster Rail Technologies UK Ltd. to accommodate future transactions	November 2014	$32,339,330.36
Capitalization of Foreign Subsidiary – China	Established L. B. Foster Technologies (Beijing) Ltd. through UK subsidiary L. B. Foster Rail Technologies UK, Ltd. in order to establish a local presence in the Chinese market to sell rail products.	Q3 2016	$2,100,000.00
Loan to L. B. Pipe and Coupling, LLC Joint Venture	Entered into a Loan Agreement whereby L. B. Foster Company agreed to loan up to $750,000 US Dollars to L. B. Pipe and Coupling, LLC which is a joint venture in which the Company owns 45%. The Loan Agreement will expire on December 16, 2016. The loan balance as of May 31, 2016 is $575,000.	March 2016	$750,000.00

*	Total Invested (USD) assumes a Canadian dollar exchange rate of $1.2447 CAD = $1.00 USD as quoted by PNC Bank as of February 20,2015

L. B. Foster Company

Subsidiaries, Partnerships, Joint Ventures

Schedule 8.2.9

Subsidiaries	Jurisdiction of Organization	Equity Interest

CXT Incorporated	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Ball Winch, Inc.	Texas, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Rail Technologies, Inc.	West Virginia, USA	100% of shares of common stock owned by L. B. Foster Company
Chemtec Energy Services, L.L.C.	Texas, USA	100% of shares of common stock owned by L. B. Foster Company
Salient Systems, Inc.	Ohio, USA	100% of shares of common stock owned by L. B. Foster Rail Technologies, Inc.
IOS Holdings, Inc.	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
IOS Acquisitions, Inc.	Delaware, USA	100% of shares of common stock owned by IOS Holdings, Inc.
James Clark Inspections, Inc.	Texas, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
IOS / PCI, LLC	Louisiana, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Castronics, LLC	Delaware, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Mike’s Pipe Inspection Inc.	Kansas, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
OTI Operating, Inc.	Oklahoma, USA	100% of shares of common stock owned by IOS Acquisitions, Inc.
Coal Train Holdings, Inc.	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster International Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster Company
L. B. Foster Latin America Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster International Holdings Company
L. B. Foster India Holdings Company	Delaware, USA	100% of shares of common stock owned by L. B. Foster International Holdings Company
L. B. Foster UK Ltd.	United Kingdom	100% of shares of common stock owned by L. B. Foster International Holdings Company

L. B. Foster Produtos Ferroviarios do Brasil Ltda.	Brazil	99.9999% of shares of common stock owned by L. B. Foster International Holdings Company; .0001% of shares of common stock owned by L. B. Foster Latin America Holdings Company

Portec Rail Nova Scotia Company	Nova Scotia, Canada	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
L. B. Foster Rail Technologies Canada Ltd.	Quebec, Canada	100% of shares of common stock owned by Portec Rail Nova Scotia Company
L. B. Foster Rail Technologies Corp.	British Columbia, Canada	100% of shares of common stock owned by L. B. Foster Rail Technologies Canada Ltd.
L. B. Foster Rail Technologies (UK) Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies, Inc.
Coronet Rail Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
L. B. Foster Kelsan Technologies (Europe) Unlimited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies Corp.
L. B. Foster GmbH	Germany	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
TEW Holdings (2012) Limited	United Kingdom	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.
TEW Holdings (2008) Limited	United Kingdom	100% of shares of common stock owned by TEW Holdings (2012) Limited
TEW Engineering Limited	United Kingdom	100% of shares of common stock owned by TEW Holdings (2008) Limited
Caliba Limited (Dormant)	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
TEW Control and Display Systems Limited (Dormant)	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
Netpractise Limited	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
TEW Plus, Ltd.	United Kingdom	100% of shares of common stock owned by TEW Engineering Limited
L. B. Foster Technologies (Beijing), Ltd.	China	100% of shares of common stock owned by L. B. Foster Rail Technologies (UK) Ltd.

Joint Ventures	Jurisdiction of Organization	Equity Interest
L. B. Pipe and Coupling Products LLC	Delaware, USA	45% stock ownership held by L. B. Foster Company 45% stock ownership held by Lally Pipe & Tube 10% stock ownership held by James Legg
Nagory Foster Private Limited	India	49% stock ownership held by L. B. Foster India Holdings Company 51% stock ownership held by Ankit and Alok Nagory

Exhibit B to First Amendment

Compliance Certificate

EXHIBIT 8.3.3

FORM OF

QUARTERLY COMPLIANCE CERTIFICATE

This Certificate is delivered pursuant to Section 8.3.3 of that certain Second Amended and Restated Credit Agreement dated as of March 13, 2015 by and among L.B. FOSTER COMPANY, a Pennsylvania corporation (the “Company”), the other Borrowers now or hereafter party thereto, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”), and PNC Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated June 29, 2016 by and among the Company, the other Borrowers party thereto, the Guarantors party thereto, the Lenders and the Administrative Agent ( as the same may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, David J. Russo, the Chief Financial Officer of the Company, in such capacity does hereby certify on behalf of the Company and other Borrowers as of the closing date of the First Amendment to the Second Amended and Restated Credit Agreement, June 29,2016 (the “Report Date”), as follows:1

(1)	Maximum Leverage Ratio (Section 8.2.13). As of the Report Date, the ratio of Consolidated Total Net Indebtedness to Consolidated EBITDA is 2.76 to 1.00 for the four (4) fiscal quarters then ending, which does not exceed the permitted ratio set forth below for the applicable period:

Fiscal quarter end date	Maximum Leverage Ratio
June 30, 2016 and September 30, 2016	4.75 to 1.00
December 31, 2016	4.50 to 1.00
March 31, 2017	4.25 to 1.00
June 30, 2017	4.00 to 1.00
September 30, 2017	3.75 to 1.00
December 31, 2017	3.50 to 1.00
March 31, 2018 and all fiscal quarters ending thereafter	3.25 to 1.00

[1]	See Credit Agreement for full provisions relating to all financial covenants.

The calculations for the Leverage Ratio are as follows:

(A)	Consolidated Total Net Indebtedness with respect to the Company and its Subsidiaries, as of the Report Date, calculated as follows (without duplication):

	Indebtedness of the Company and its Subsidiaries (excluding the indebtedness described in Section (iv) of the definition of Indebtedness) as of such date determined and consolidated in accordance with GAAP, as follows:	—

(i)	indebtedness for borrowed money as of June 28, 2016	$163,186

(ii)	amounts raised under or liabilities in respect of any note purchase or acceptance credit facility	$0

(iii)	reimbursement obligations (contingent or otherwise) under any letter of credit agreement as of June 29, 2016	$425

(iv)	any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due) as of May 31, 2016	$3,148

(v)	any Guaranty of Indebtedness for borrowed money	$0

40

(vi)	the sum of Items 1(A)(i) through 1(A)(v) equals the Indebtedness of the Company and its Subsidiaries (excluding the indebtedness described in Section (iv) of the definition of Indebtedness)	$166,759

(vii)	Cash on Hand in excess of $15,000,000 which is held by the Company or its Subsidiaries as of May 31, 2016	$20,016

(viii)	Item 1(A)(vi) minus Item 1(A)(vii) equals Consolidated Total Net Indebtedness	$146,743

(B)	Consolidated EBITDA of the Company and its Subsidiaries, calculated as follows:	—

(i)	net income	$(51,367)

(ii)	depreciation	$15,551

(iii)	amortization	$13,354

(iv)	interest expense	$4,944

(v)	income tax expense	($9,829)

(vi)	non-cash expenses in connection with the Borrowers’ employee equity and long-term incentive compensation plans	$599

(vii)	reasonable transaction costs and expenses related to Permitted Acquisitions in an aggregate amount not to exceed $2,500,000 applied by the Borrowers in the period that any such Permitted Acquisition occurred	$321

(viii)	expenses and fees incurred during such period in connection with the IOS Transaction and the acquisition and integration of Chemtec Energy Services, L.L.C. (including legal, accounting, auditing and consulting expenses) in an aggregate amount not to exceed $2,000,000	$602

41

(ix)	any other non-cash charges, non-cash expenses or non-cash losses of the Company or any of its consolidated Subsidiaries (including but not limited to costs recognized related to an acquisition purchase price allocation to tangible or intangible assets not classified as depreciation or amortization); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted from consolidated net income in calculating Consolidated EBITDA in the period when such payments are made	$79,082

(x)	the sum of Items 1(B)(i) through Item 1(B)(ix)	$53,257

(xi)	non-cash credits to net income, in each case of the Company and its Subsidiaries (including but not limited to benefits recognized related to an acquisition purchase price allocation to tangible or intangible assets not classified as depreciation or amortization) for such period determined and consolidated in accordance with GAAP	$0

(xii)	Item 1(B)(x) minus Item 1(B)(xi) equals Consolidated EBITDA	$53,257

(C)	Item 1(A)(viii) divided by Item 1(B)(xii) equals the Leverage Ratio	2.76 to 1.00

(2)

Minimum Interest Coverage Ratio (Section 8.2.14). As of the Report Date, the ratio of Consolidated EBITDA less capital expenditures of the Company and its Subsidiaries to consolidated interest expense of the Company and its Subsidiaries, calculated as of the end of each fiscal quarter for the four quarters then ended, is 8.03 which ratio is greater than or equal to 3.00 to 1.00.

The calculations for the Interest Coverage Ratio are as follows:

(A)	Consolidated EBITDA for the Company and its Consolidated Subsidiaries as set forth in Item 1(B)(xii) above	$53,257

(B)	capital expenditures of the Company and its Subsidiaries	$13,572

(C)	Item 2(A) minus Item 2(B)	$39,685

42

(D)	consolidated interest expense of the Company and its Subsidiaries	$4,944

(E)	Item 2(C) divided by Item 2(D) equals the Interest Coverage Ratio	8.03 to 1.00

(3)	Disposition of Assets or Subsidiaries. (Section 8.2.7(iv)). [To be completed for each Compliance Certificate delivered concurrently with the annual financial statements delivered pursuant to section 8.3.2 [Annual Financial Statements] of the Credit Agreement.] The Carryover Amount to be carried forward to the next succeeding fiscal year following the Report Date is $15,000,000, which amount does not exceed $15,000,000.

(A)	Annual Distribution Basket for the current fiscal year ending on the Report Date	$25,000

(B)	amount carried forward from the immediately preceding fiscal year	$15,000

(C)	Item 3(A) plus Item 3(B)	$40,000

(D)	amount of sales, transfers, leases or other dispositions incurred pursuant to clause (iv) of Section 8.2.7 in the fiscal year ending on the Report Date	$970

(E)	Item 3(C) minus Item 3(D) equals the Carryover Amount for the fiscal year following the Report Date, which amount does not exceed $15,000,000	$15,000

(4)	Representations, Warranties and Covenants. The Borrowers are in compliance with, and have at all times complied with, the provisions of the Credit Agreement. The representations and warranties contained in Article 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate (except to the extent such representations and warranties refer to an earlier date, as of such earlier date) with the same effect as though such representations and warranties had been made on the date hereof, and the Borrowers have performed and complied with all covenants and conditions thereof.

(5)	Event of Default or Potential Default. No Event of Default or Potential Default exists as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

43

[SIGNATURE PAGE - QUARTERLY COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 29th day of June 2016.

COMPANY (ON BEHALF OF ITSELF AND THE OTHER BORROWERS):

L.B. FOSTER COMPANY, a Pennsylvania corporation

By:	/s/ Robert P. Bauer

Name:	Robert P. Bauer

Title:	President and Chief Executive Officer

Exhibit C to First Amendment

Closing Agenda

PRELIMINARY CLOSING AGENDA

This Preliminary Closing Agenda contains the documents to be delivered in connection with a first amendment to Second Amended and Restated Credit Agreement by and among L.B. FOSTER COMPANY, a Pennsylvania corporation (the “Company”), CXT INCORPORATED, a Delaware corporation (“CXT”), SALIENT SYSTEMS, INC., an Ohio corporation (“Salient Systems”), L.B. FOSTER RAIL TECHNOLOGIES, INC., a West Virginia corporation (“Rail Technologies, Inc.”), L.B. FOSTER RAIL TECHNOLOGIES CANADA LTD., a corporation incorporated under the laws of Canada (“Rail Technologies Canada”) and L.B. FOSTER RAIL TECHNOLOGIES, CORP., a corporation amalgamated under the laws of Canada (“Rail Technologies, Corp.” and together with the Company, CXT, Salient Systems, Rail Technologies, Inc., Rail Technologies Canada, and the other entities that join the Credit Agreement as a borrower from time to time, collectively referred to as the “Borrowers”), L.B. FOSTER BALL WINCH, INC., a Texas corporation (“Ball Winch”), CHEMTEC ENERGY SERVICES, L.L.C., a Texas limited liability company (“Chemtec”), IOS HOLDINGS, INC., a Delaware corporation (“IOS Holdings”), the other Guarantors from time to time a party thereto (together with Ball Winch, Chemtec, and IOS Holdings, the “Guarantors,” and together with the Borrowers, the “Loan Parties”), the lenders from time to time a party thereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent for the Lenders under the Credit Agreement (in such capacity, the “ Agent”).

No.	LOAN DOCUMENTS	Responsible Party

1.	First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”), by and among the Loan Parties, the Lenders and the Agent.	Agent

	- Exhibit 8.3.3 – Acquisition Compliance Certificate	Agent

2.	Schedules to the Credit Agreement:

	(a) Schedule 1.1(A) – Pricing Grid.	Agent

	(b) Schedule 1.1(B) – Commitments of Lenders, Etc.	Agent

	(c) Schedule 1.1(P) – Permitted Liens	Loan Parties

	(d) Schedule 2.8.1 – Letters of Credit	Loan Parties

	(e) Schedule 6.1.2 – Subsidiaries	Loan Parties

	(f) Schedule 8.2.1 – Permitted Indebtedness	Loan Parties

	(g) Schedule 8.2.3 – Guaranties	Loan Parties

	(h) Schedule 8.2.4 – Investments	Loan Parties

	(i) Schedule 8.2.9 – Subsidiaries, Partnerships and Joint Ventures	Loan Parties

3.	Security Agreement, made by the Domestic Loan Parties for the benefit of the Agent (the “Security Agreement”).	Agent

4.	Exhibits to Security Agreement.	Loan Parties

(a) Chief Executive Offices. (b) Permitted Locations. (c) Organizational Information. (d) Deposit Accounts.

5.	Pledge Agreement, made by the Domestic Loan Parties for the benefit of the Agent (the “Pledge Agreement”).	Agent

6.	Exhibit to Pledge Agreement – Domestic Loan Parties’ Equity Interests.	Loan Parties

7.	Deposit Account Control Agreements.	Agent	Post-Closing

8.	UCC-1 Financing Statements with respect to the Security Agreement and the Pledge Agreement.	Agent

ORGANIZATIONAL DOCUMENTS Company

9.	Good Standing Certificates of the Company from the Secretary of State of the Commonwealth of Pennsylvania, and each jurisdiction in which it is registered to do business as a foreign corporation.

10.	Certificate of Secretary as to (i) resolutions of its Board of Directors authorizing the Borrower to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

CXT

11.	Good Standing Certificates of CXT from the Secretary of State of the State of Delaware, and each jurisdiction in which it is registered to do business as a foreign corporation.

12.	Certificate of Secretary of CXT as to (i) resolutions of its Board of Directors authorizing the Borrower to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

Salient Systems

13.	Good Standing Certificates of Salient Systems from the Secretary of State of the State of Ohio, and each jurisdiction in which it is registered to do business as a foreign corporation.

14.	Certificate of the Secretary as to (i) resolutions of its Board of Directors authorizing the Borrower to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

Rail Technologies, Inc.

15.	Good Standing Certificates of Rail Technologies, Inc. from the Secretary of State of the State of West Virginia, and each jurisdiction in which it is registered to do business as a foreign corporation.

16.	Certificate of the Secretary as to (i) resolutions of its Board of Directors authorizing the Borrower to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

Rail Technologies Canada

17.	Good Standing Certificates of Rail Technologies Canada from the Director of the Consumer and Corporate Affairs Canada, and each jurisdiction in which it is registered to do business as a foreign company, if any.

18.	Closing Certificate of the Secretary as to (i) good standing, (ii) no change to Articles of Amalgamation, Certificate of Amalgamation and Bylaws, (iii) directors’ resolutions, and (iv) incumbency of directors and officers.

Rail Technologies, Corp.

19.	Good Standing Certificates of Rail Technologies, Corp. from the Director of the Consumer and Corporate Affairs Canada, and each jurisdiction in which it is registered to do business as a foreign company, if any.

20.	Closing Certificate of the Secretary as to (i) good standing, (ii) no change to Articles of Amalgamation, Certificate of Amalgamation and Bylaws, (iii) directors’ resolutions, and (iv) incumbency of directors and officers.

Ball Winch

21.	Good Standing Certificates of Ball Winch from the Secretary of State of the State of Texas, and each jurisdiction in which it is registered to do business as a foreign corporation.

22.	Certificate of the Secretary of Ball Winch as to (i) resolutions of its Board of Directors authorizing the Borrower to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

Chemtec

23.	Good Standing Certificates of Chemtec from the Secretary of State of the State of Texas, and each jurisdiction in which it is registered to do business as a foreign limited liability company.

24.	Certificate of the Secretary of Chemtec as to (i) no amendments to its Articles of Organization and Operating Agreement except as set forth on Exhibit (and including copy of Certificate of Filing and the Amendment) (ii) resolutions duly adopted by the Members of Chemtec, (iii) certificates of continued existence and good standing, and (iv) incumbency.

IOS Holdings

25.	Good Standing Certificates of IOS Holdings from the Secretary of State of the State of Delaware, and each jurisdiction in which it is registered to do business as a foreign corporation.

26.	Certificate of the Secretary of IOS Holdings as to (i) no amendments to it Articles of Incorporation and Bylaws (ii) resolutions duly adopted by the Board of Directors of IOS Holdings, (iii) certificates of continued existence and good standing, and (iv) incumbency.

IOS Acquisitions

27.	Good Standing Certificates of IOS Acquisitions from the Secretary of State of the State of Delaware, and each jurisdiction in which it is registered to do business as a foreign corporation.

28.	Certificate of the Secretary of IOS Acquisitions as to (i) Articles of Incorporation and Bylaws, (ii) corporate resolutions duly adopted by the Board of Directors of IOS Acquisitions, (iii) certificates of continued existence and good standing, and (iv) incumbency.

JC Inspections

29.	Good Standing Certificates of JC Inspections from the Secretary of State of the State of Texas, and each jurisdiction in which it is registered to do business as a foreign corporation.

30.	Certificate of the Secretary of JC Inspections as to (i) Articles of Incorporation and Bylaws, (ii) corporate resolutions duly adopted by the Board of Directors of JC Inspections, (iii) certificates of continued existence and good standing, and (iv) incumbency.

IOS/PCI

31.	Good Standing Certificates of IOS / PCI from the Secretary of State of the State of Louisiana, and each jurisdiction in which it is registered to do business as a foreign limited liability company.

32.	Certificate of the Secretary of IOS / PCI as to (i) Articles of Organization and Operating Agreement (ii) resolutions duly adopted by the Members of IOS / PCI, (iii) certificates of continued existence and good standing, and (iv) incumbency.

Castronics

33.	Good Standing Certificates of Castronics from the Secretary of State of the State of Delaware, and each jurisdiction in which it is registered to do business as a foreign limited liability company.

34.	Certificate of the Secretary of Castronics as to (i) Articles of Organization and Operating Agreement (ii) resolutions duly adopted by the Members of Castronics, (iii) certificates of continued existence and good standing, and (iv) incumbency.

Mike’s Pipe Inspection, Inc.

35.	Good Standing Certificates of Mike’s Pipe Inspection from the Secretary of State of the State of Kansas, and each jurisdiction in which it is registered to do business as a foreign corporation.

36.	Certificate of the Secretary of Mike’s Pipe Inspection as to (i) Articles of Incorporation and Bylaws, (ii) corporate resolutions duly adopted by the Board of Directors of Mike’s Pipe Inspection, (iii) certificates of continued existence and good standing, and (iv) incumbency.

OTI Operating, Inc.

37.	Good Standing Certificates of OTI Operating from the Secretary of State of the State of Oklahoma, and each jurisdiction in which it is registered to do business as a foreign corporation.

38.	Certificate of the Secretary of OTI Operating as to (i) Articles of Incorporation and Bylaws, (ii) corporate resolutions duly adopted by the Board of Directors of OTI Operating, (iii) certificates of continued existence and good standing, and (iv) incumbency.

RELATED DOCUMENTS AND DELIVERIES

39.	Lien searches of each Domestic Loan Party acceptable to the Agent.	Agent

40.	Fully-executed copy of all UCC-3 Termination Statements and any other releases that may be necessary to satisfy any and all existing liens on the assets of the Domestic Loan Parties or disclosed by the Lien Searches which are not permitted pursuant to the terms of the Credit Agreement, if any (including, payoff letters, if applicable), all in form and substance satisfactory to the Agent.	Loan Parties / Agent

41.	Opinions of Counsel to the Loan Parties, in form and substance satisfactory to the Agent and the Lenders.	Loan Parties

(a) K&L Gates – Pennsylvania, Ohio, Delaware and Texas

(b) Schrader Byrd & Companion, PLLC – West Virginia

	(c) Babineaux, Poche, Anthony & Slavich – Louisiana		Post-Closing

(d) Martin Pringle – Kansas

(e) Newton O’Connor Turner & Ketchum – Oklahoma

(f) Buckingham, Doolittle & Burroughs, LLP – Ohio

(g) Gowlings – Canada

42.	Officer’s Certificate of each Loan Party, as of the closing date, regarding no material adverse change, the accuracy of representations and warranties, compliance with covenants, no defaults, etc.	Loan Parties

43.	Original stock/membership interests certificates of the applicable issuer to the applicable equityholder along with transfer powers in blank with respect thereto in connection with the Pledge Agreement.	Loan Parties

44.	Certificate(s) of Hazard and Liability Insurance of the Domestic Loan Parties in accordance with the terms of the Credit Agreement (as amended by the First Amendment), along with endorsements naming the Agent as additional insured and lender loss payee.	Loan Parties

45.	Closing Date Compliance Certificate.	Loan Parties

46.	Amendment Fee Letter.	Agent / Loan Parties

47.	Side Letter.	Agent / Loan Parties

Exhibit 1.1(P) – Form of Pledge Agreement

PLEDGE AGREEMENT

This Pledge Agreement (this “Pledge Agreement”), dated the          day of June, 2016, is made by each of the entities listed on the signature page hereto, and each other Person that, after the date hereof, becomes bound hereby from time to time by joinder, assumption or otherwise (such entities listed on the signature page hereto and such other Persons are, individually a “Pledgor” and collectively the “Pledgors”), in favor of PNC Bank, National Association (“PNC”), as administrative agent for the Lenders (as hereinafter defined) (PNC, in such capacity, together with its successors and assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors, the other borrowers party thereto, the Lenders (as defined therein) party thereto from time to time and Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, dated March 13, 2015, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated of even date herewith, by and among the Pledgors, the other borrowers party thereto, the Lenders and the Administrative Agent (as may be further amended, restated, modified and/or otherwise supplemented from time to time, the “Credit Agreement”), which is incorporated herein by reference thereto, pursuant to which the parties thereto agreed, among other things, that Lenders shall extend credit to the Borrowers (as defined in the Credit Agreement) as set forth in the Credit Agreement; and

WHEREAS, Lenders have required, as a condition to their making the Loans pursuant to the Credit Agreement, that each Pledgor create a security interest in and pledge all of its issued and outstanding partnership interests, membership interests, limited liability company interests or shares of capital stock, as applicable, of the companies listed on Exhibit A attached hereto to Administrative Agent (for its benefit and for the benefit of Lenders) under the terms and conditions set forth herein; and

WHEREAS, in consideration of the Obligations, each Pledgor has agreed to create such a security interest and pledge all of its issued and outstanding partnership interests, membership interests, limited liability company interests or shares of capital stock, as applicable, of the companies listed on Exhibit A attached hereto to Administrative Agent (for its benefit and for the benefit of Lenders) under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make the Loans pursuant to the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with Administrative Agent as follows:

2. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined meanings when used herein, and, for purposes of this Pledge Agreement, the rules of construction set forth in Section 1.2 of the Credit Agreement shall apply as if fully set forth herein, mutatis mutandis.

3. Pledge. As collateral security for the prompt and complete payment of all Obligations, each Pledgor hereby pledges to Administrative Agent (for its benefit and for the benefit of Lenders) its right, title and interest in and to all of the issued and outstanding capital stock, limited liability company interests, membership interests, partnership interests, other equity interests and any and all other investment property which such Pledgor now holds or hereafter acquires in the issuers as listed on Exhibit A attached hereto and made a part hereof (which Exhibit shall be and shall be deemed to be updated (i) upon the issuance by any such issuer of any additional capital stock, limited liability company interests, membership interests, partnership interests or equity interests now or hereinafter acquired and (ii) in accordance with Section 14) (the “Pledged Interests”), and hereby grants to Administrative Agent a Prior Security Interest on its right, title and interest in and to the Pledged Interests, the interest thereon and all products, proceeds, substitutions, additions, dividends and other distributions (subject to the terms of the Credit Agreement) in respect thereof, and all books, records, and papers relating to the foregoing (all of which are referred to herein as the “Collateral”). The membership interest certificates, limited liability company interest certificates, partnership interest certificates or capital stock certificates collectively representing all of the Pledged Interests now or hereinafter acquired, together with a transfer power in substantially the form of Exhibit B hereto with respect to each such membership interest certificate, limited liability company interest certificate, partnership interest certificate or capital stock certificate duly signed in blank by each Pledgor, as transferor, shall be delivered by each Pledgor to Administrative Agent (for its benefit and for the benefit of Lenders) contemporaneously with the execution of this Pledge Agreement and promptly following any acquisition of additional membership interests, limited liability company interests, partnership interests or shares of capital stock by each Pledgor that is represented by a new membership interest certificate, limited liability company interest certificate, partnership interest certificate or stock certificate.

4. Rights of Pledgors. Prior to the occurrence of an Event of Default under the Credit Agreement, each Pledgor shall have all voting and other rights, powers, privileges and preferences pertaining to the Collateral, subject to the terms of this Pledge Agreement, and Administrative Agent (for its benefit and for the benefit of Lenders) shall not be entitled to any of such rights by reason of its possession of the Pledged Interests.

5. Covenants of Pledgors. Each Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, in each case except as provided for in the Credit Agreement, (ii) create or permit to exist any Lien or option upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement and Permitted Liens, (iii) file any affidavit for replacement of lost membership interest certificates, limited liability company interest certificates, partnership interest certificates or capital stock, if applicable or (iv) vote the Collateral in favor of or consent to any resolution which might result in any restrictions upon the sale, transfer or disposition of the Collateral. Each Pledgor further agrees that it will take all actions necessary to cause the issuers listed on the Exhibits hereto not to issue any membership interests, limited liability company interests, partnership interests, capital stock or other securities in addition to or in substitution for the Collateral or exercise any right with respect to the Collateral which would adversely affect Administrative Agent’s rights in the Collateral. Each Pledgor further agrees to execute all such instruments, documents, and papers, and will do all such acts as Administrative Agent may request from time to time to carry into effect the provisions and intent of this Pledge Agreement, including, without limitation, the execution of stop transfer orders, transfer powers and other instruments of assignment executed in blank, and will do all such other acts as Administrative Agent may request with respect to the perfection and protection of the Prior Security Interest granted herein and the assignment effected hereby. Each Pledgor shall, in accordance with Section 12.15 of the Credit Agreement and Section 2 of this Pledge Agreement, deliver to Administrative Agent original membership interest certificates, limited liability company interest certificates, partnership interest certificates or stock certificates evidencing all of the Pledged Interests (and appropriate transfer powers duly signed in blank by Pledgor with respect thereto). As of the time when the respective membership interests, limited liability company interests or partnership interests comprising the Pledged Interests are certificated, each Pledgor shall (i) have caused any membership interest, limited liability company interest or partnership interest comprising the Pledged Interests to become a “security” within the meaning of, and to be governed by, Article 8 of the Uniform Commercial Code as in effect in the jurisdiction of formation and each other applicable jurisdiction and (ii) deliver evidence to Administrative Agent, in form and substance reasonably satisfactory to Agent, of the completion of the actions required by clause (i) above. Once any Pledgor has established that a Pledged Interest is governed by Article 8, such Pledgor agrees that it shall not, and shall not permit any other Person to cause such Pledged Interest to “opt-out” of Article 8 without the prior written consent of Administrative Agent.

6. Release of Collateral. Subject to any sale or other disposition by Administrative Agent of the Collateral in accordance with the terms under Section 7, upon the earlier of the Release Date or satisfaction of all obligations under the Loan Documents and expiration of all Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Lender Provided Commodity Hedges and Other Financial Services Obligations, this Pledge Agreement shall terminate and Administrative Agent shall promptly file, if applicable, UCC-3 financing statements to release the Liens granted hereunder and the certificates, transfer powers and any other Collateral in the possession of the Administrative Agent shall be returned to each Pledgor.

7. Rights of Administrative Agent. If an Event of Default has occurred and is continuing, Administrative Agent may, without notice, exercise all rights, privileges or options pertaining to any Collateral as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

8. Remedies. If an Event of Default has occurred and is continuing and Administrative Agent (for its benefit and for the benefit of Lenders), without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale and notices required pursuant to the Credit Agreement, if any) to or upon each Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of Administrative Agent’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of Administrative Agent upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right of equity of redemption in each Pledgor, which right or equity is hereby expressly waived or released. Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Administrative Agent hereunder, including attorneys’ fees and legal expenses, to the payment in whole or in part of the Obligations in such order as Administrative Agent may elect (subject to the terms of the Credit Agreement), each Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after the application of such net proceeds and after the payment by Administrative Agent of any other amount required by any provision of law, need Administrative Agent account for the surplus, if any, to each Pledgor. Each Pledgor agrees that Administrative Agent shall give at least ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notification is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, Administrative Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable laws. Each Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Administrative Agent and Lenders are entitled, and the fees and legal expenses of any attorneys employed by Administrative Agent to collect such deficiency.

9. Representations, Warranties and Covenants of Pledgors. Each Pledgor represents and warrants that: (a) it has, and on the date of delivery to Administrative Agent of any Collateral, will have, good and marketable title to the Collateral and full power, authority and legal right to pledge all of its right, title and interest in and to the Collateral pursuant to this Pledge Agreement; (b) this Pledge Agreement has been duly executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of each Pledgor enforceable in accordance with its terms; (c) no consent of any other party (including, without limitation, creditors of each Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by each Pledgor in connection with the execution, delivery or performance of this Pledge Agreement which has not been obtained; (d) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law, or of the certificate/articles of incorporation, bylaws, certificate of formation/organization/limited partnership, limited liability company agreement, limited partnership agreement, any shareholders’ agreement or any securityholders’ agreement, as applicable, of each Pledgor or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which each Pledgor is a party or which purports to be binding upon each Pledgor or upon any of their respective assets and will not result in the creation or imposition of any Lien on any of the assets of each Pledgor except as contemplated by this Pledge Agreement or by the Credit Agreement or by any other Loan Document; (e) there are no restrictions on the transferability of the Collateral to Administrative Agent or with respect to the foreclosure and transfer thereof by Administrative Agent subject to and in accordance with the terms of the Credit Agreement and this Pledge Agreement, or, if there are any such restrictions, any and all restrictions on such transferability have been duly waived (to the extent permitted by law) with respect to this assignment, transfer, pledge, and grant of a security interest to Administrative Agent and with respect to the foreclosure and transfer thereof by Administrative Agent subject to and in accordance with the terms of the Credit Agreement and this Pledge Agreement; and (f) the pledge, assignment and delivery of such Collateral pursuant to this Pledge Agreement will create a Prior Security Interest in the Collateral subject only to Permitted Liens, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien in the property or assets of each Pledgor which would include the Collateral. The Collateral is fully paid and nonassessable. Each Pledgor covenants and agrees that it will defend Administrative Agent’s right, title and Lien on the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and the right to pledge any other property at any time hereafter pledged to Administrative Agent as Collateral hereunder and will defend Administrative Agent’s right thereto and Lien thereon.

10. No Disposition, Etc. Each Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, except as permitted by the Credit Agreement, nor will it create, incur or permit to exist any Lien with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the Lien provided for by this Pledge Agreement and Permitted Liens.

11. Sale of Collateral. (a) Each Pledgor recognizes that Administrative Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state and foreign securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Administrative Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit each Pledgor to register such securities for public sale under the Securities Act, or under applicable state and foreign securities laws, even if each Pledgor would agree to do so.

(b) Each Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sale of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws of any Official Body having jurisdiction over any such sale or sales, all at each Pledgor’s expense. Each Pledgor further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to Administrative Agent and Lenders, that Administrative Agent and Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against each Pledgor and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

12. Waivers by Pledgors; Subrogation.

(a) Each Pledgor (i) waives presentment, demand, notice and protest with respect to the Collateral; (ii) waives any delay on the part of Administrative Agent without notice to or consent from each Pledgor; (iii) waives the right to notice and/or hearing prior to Administrative Agent’s exercising of Administrative Agent’s rights and remedies hereunder upon the occurrence of an event which would constitute a default hereunder or an Event of Default under the Credit Agreement; (iv) waives any right to require Administrative Agent to marshal the Collateral with other collateral which secures each Pledgor’s obligations and any similar right to which each Pledgor is or may become entitled; and (v) waives any right of subrogation, reimbursement, contribution and any similar rights against issuer of any of the Pledged Interests until satisfaction of all obligations under the Loan Documents and expiration of all Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Lender Provided Commodity Hedges and Other Financial Services Obligations.

(b) Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of Administrative Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. Administrative Agent’s rights and remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations. In no event shall Administrative Agent have any liability to each Pledgor or otherwise hereunder except for liability arising out of the gross negligence or willful misconduct of Administrative Agent.

13. Further Assurances. Each Pledgor agrees that at any time and from time to time upon the written request of Administrative Agent, each Pledgor will execute and deliver such further documents and do such further acts and things as Administrative Agent may request in order to effect the purposes of this Pledge Agreement.

14. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Exhibit Updates and Joinder.

(a) To the extent following the date hereof, any Pledgor acquires capital stock, limited liability company interests, membership interests, partnership interests, other equity interests or other investment property in any other Subsidiary of the Pledgors (in each case, other than in Foreign Subsidiaries), such ownership interests shall, to the extent required pursuant to the terms of the Credit Agreement, be subject to the terms hereof and, upon such acquisition, shall be deemed to be Pledged Interests hereunder; and, such Pledgor thereupon shall deliver to Administrative Agent (i) all such certificates (and related transfer powers) evidencing any such additional Pledged Interests in accordance with Section 2, if any, and (ii) an updated Exhibit A.

(b) Upon the execution and delivery by any other Person (other than a Foreign Subsidiary) of a Borrower Joinder or a Guarantor Joinder (i) such Person shall become a “Pledgor” hereunder with the same force and effect as if it were originally a party to this Pledge Agreement and named as a “Pledgor” on the signature pages hereto and (ii) the Exhibits to this Pledge Agreement shall be deemed updated by the supplemental Exhibits to this Pledge Agreement delivered pursuant to the terms of such Borrower Joinder or Guarantor Joinder, as applicable. The execution and delivery of any such Borrower Joinder or Guarantor Joinder shall not require the consent of any other Pledgor hereunder, and the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

16. No Waiver; Cumulative Remedies. Administrative Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Administrative Agent, and then only to the extent therein set forth. A waiver by Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Administrative Agent would otherwise have on any future occasion. No failure to exercise or any delay in exercising on the part of Administrative Agent, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

17. Counterparts. Any number of counterparts of this Pledge Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

18. Binding Effect. This Pledge Agreement and all obligations of each Pledgor hereunder shall be binding upon the successors and assigns of each Pledgor, and shall, together with the rights and remedies of Administrative Agent hereunder, inure to the benefit of Administrative Agent (for its benefit and for the benefit of Lenders) and its respective successors and permitted assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania. The undersigned hereby agrees that any judicial proceeding by each Pledgor against Administrative Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Pledge Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Allegheny, Commonwealth of Pennsylvania.

19. EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

20. Notices. All notices and other communications provided for herein shall be (i) in writing, (ii) delivered and deemed received in accordance with the procedures set forth in Section 12.5 of the Credit Agreement and (iii) addressed to the parties at the address, facsimile number or email address provided therein. Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to all of the other parties hereto in accordance with the foregoing.

21. Power of Attorney Acknowledgment. Each Pledgor acknowledges and agrees that (a) this Pledge Agreement contains one or more provisions authorizing the Administrative Agent or other Persons, as applicable (the Administrative Agent and such other Persons, acting in such capacity, are each an “Authorized Person”), to act as such Pledgor’s attorney-in-fact or agent (collectively the “Power of Attorney”); (b) the purpose of the Power of Attorney is to give each Authorized Person broad powers to take any action which any Authorized Person may deem necessary or advisable to accomplish the purposes hereof and otherwise act in the name of each Pledgor; (c) the Power of Attorney is coupled with an interest and, as such, any Authorized Person, in exercising any of its rights under the Power of Attorney is not a fiduciary of any Pledgor; (d) any Authorized Person may exercise any of its rights under the Power of Attorney for the sole benefit of such Authorized Person, without regard to the interests of any Pledgor; (e) the Power of Attorney shall in no way be construed as to benefit any Pledgor; (f) no Authorized Person shall have any duty to exercise any powers granted by the Power of Attorney for the benefit of any Pledgor or in any Pledgor’s best interest; (g) no Authorized Person shall have any duty of loyalty to any Pledgor; (g) each Authorized Person shall, to the extent exercisable, exercise any and all powers granted by the Power of Attorney solely for the benefit of such Authorized Person; (h) any rights any Pledgor may have under 20 Pa.C.S. §§ 5601 - 5612, as amended (the “POA Act”) are hereby forever waived and relinquished; (i) without limiting the generality of the foregoing, (A) the Power of Attorney shall not be construed in accordance with the provisions of the POA Act, and (B) no Authorized Person shall have any of the duties described in 20 Pa.C.S. § 5601.3(b); (j) the Power of Attorney is irrevocable; and (k) each Pledgor has read and understands the Power of Attorney.

[INTENTIONALLY LEFT BLANK; SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound, each Pledgor has caused this Pledge Agreement to be duly executed and delivered on the day and year first written above as a document under seal.

PLEDGORS: L.B. FOSTER COMPANY, a Pennsylvania corporation

By:
Name:
Title:

CXT INCORPORATED, a Delaware corporation

By:
Name:
Title:

SALIENT SYSTEMS, INC., an Ohio corporation

By:
Name:
Title:

L.B. FOSTER RAIL TECHNOLOGIES, INC., a West Virginia corporation

By:
Name:
Title:

L.B. FOSTER BALL WINCH, INC., a Texas corporation

By:
Name:
Title:

CHEMTEC ENERGY SERVICES, L.L.C., a Texas limited liability company

By:
Name:
Title:

IOS HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

IOS ACQUISITIONS, INC., a Delaware corporation

By:
Name:
Title:

JAMES CLARK INSPECTIONS INC., a Texas corporation

By:
Name:
Title:

IOS/PCI, LLC, a Louisiana limited liability company

By:
Name:
Title:

CASTRONICS, LLC, a Delaware limited liability company

By:
Name:
Title:

MIKE’S PIPE INSPECTION, INC., a Kansas corporation

By:
Name:
Title:

OTI OPERATING, INC., an Oklahoma corporation

By:
Name:
Title:

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF	)
	)	SS:
COUNTY OF	)

On this, the          day of June, 2016, before me, a Notary Public, the undersigned officer, personally appeared                     , who acknowledged himself/herself to be the                          of                         , a                          (the “Company”), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

EXHIBIT A

PLEDGED INTERESTS

EXHIBIT B

FORM OF TRANSFER POWER

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Exhibit 1.1(S) – Form of Security Agreement

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Security Agreement”), dated the          day of June, 2016, by and among the entities listed on the signature page hereto and each of the other Persons which become Grantors hereunder from time to time (such entities listed on the signature page hereto and such other Persons are each a “Grantor” and collectively, and jointly and severally, the “Grantors”) in favor of PNC Bank, National Association, as administrative agent for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement, dated March 13, 2015, by and among the Grantors, the other Borrowers party thereto, the Lenders (as defined therein) party thereto from time to time, and the Administrative Agent, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated of even date herewith, by and among the Grantors, the other borrowers party thereto, the Lenders and the Administrative Agent (as may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), which is incorporated herein by reference thereto, pursuant to which the parties thereto agreed, among other things, that the Lenders shall extend credit to the Borrowers (as defined in the Credit Agreement) as set forth in the Credit Agreement; and

WHEREAS, the obligations of the Lenders under the Credit Agreement are subject to the condition, among others, that the Grantors grant to and create in favor of the Administrative Agent (for itself and for the benefit of the Lenders) a security interest in the Collateral (as hereinafter defined) pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Obligations (as defined in the Credit Agreement), and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantors, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make the Loans (as defined in the Credit Agreement) and issue the Letters of Credit (as defined in the Credit Agreement), the Grantors, intending to be legally bound hereby, jointly and severally covenant and agree as follows:

Section 1. Definitions. In addition to the words and terms defined elsewhere in this Security Agreement:

(a) words and terms defined in the Credit Agreement or the Code (as hereinafter defined) shall, unless the context hereof clearly requires otherwise, have the same meaning herein as therein provided; and

(b) the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

(i) “Accounts” shall have the meaning given to that term in the Code.

(ii) “Chattel Paper” shall have the meaning given to that term in the Code.

(iii) “Code” shall mean the Uniform Commercial Code as in effect on the date of this Security Agreement and as amended from time to time, in the Commonwealth of Pennsylvania.

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(iv) “Collateral” shall mean, collectively, the Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations of each Grantor, whether now owned or acquired in the future; provided, however, the Collateral shall not include any Excluded Property; provided further however, that, with respect to property described in clause (a) of the definition of “Excluded Property” only, if and when the prohibition which prevents the granting by such Loan Party to the Administrative Agent of a security interest in such Excluded Property is removed or otherwise terminated, the Administrative Agent shall, to the extent permitted by applicable law, be deemed to have, and at all times from and after the date hereof to have had, a security interest in and pledge of such Excluded Property.

(v) “Commercial Tort Claim” shall have the meaning given to that term in the Code.

(vi) “Deposit Accounts” shall have the meaning given to that term in the Code.

(vii) “Documents” shall have the meaning given to that term in the Code.

(viii) “Electronic Chattel Paper” shall have the meaning given to that term in the Code.

(ix) “Equipment” shall have the meaning given to that term in the Code.

(x) “Excluded Property” shall mean, collectively, (a) any outstanding stock or other ownership interests of any Foreign Subsidiary and (b) any motor vehicles and other assets subject to certificates of title; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

(xi) “Fixtures” shall have the meaning given to that term in the Code.

(xii) “General Intangibles” shall have the meaning given to that term in the Code.

(xiii) “Goods” shall have the meaning given to that term in the Code.

(xiv) “Instrument” shall have the meaning given to that term in the Code.

(xv) “Inventory” shall have the meaning given to that term in the Code.

(xvi) “Investment Property” shall have the meaning given to that term in the Code.

(xvii) “Letter-of-Credit Rights” shall have the meaning given to that term in the Code.

(xviii) “Proceeds” shall have the meaning given to that term in the Code.

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(xix) “Security Agreement” shall mean this Security Agreement and all documents or annexes attached hereto or referred to herein, as any or all of the foregoing may be supplemented or amended from time to time.

(xx) “Supporting Obligations” shall have the meaning given to that term in the Code.

Section 2. Security Interest. As security for the full and timely payment of the Obligations in accordance with the terms of this Security Agreement, the Credit Agreement and the other Loan Documents, and the full and timely payment and performance of the obligations of the Grantors under this Security Agreement, the Credit Agreement and the other Loan Documents, each Grantor grants to the Administrative Agent and the Lenders a continuing enforceable perfected security interest under the Code in and to such of the Collateral as is now owned or acquired after the date of this Security Agreement by such Grantor and agrees that, upon the filing of all applicable UCC financing statements with the appropriate offices (based on the information set forth in Exhibits “A” and “B” to this Security Agreement), the Administrative Agent (for itself and for the benefit of the Lenders) shall have a Prior Security Interest in and to such Collateral to the extent a security interest may be perfected by such a filing. The Collateral is intended to be all personal property of the Grantors, whether or not within the scope of the Code.

Section 3. Rights and Remedies of a Secured Party. In addition to all rights and remedies given to the Administrative Agent pursuant to the Credit Agreement, this Security Agreement and the other Loan Documents, the Administrative Agent (for itself and for the benefit of the Lenders) shall have all of the rights and remedies of a secured party under the Code (whether or not the Code applies to the Collateral).

Section 4. Provisions Applicable to the Grantors and the Collateral. The parties agree that the following provisions shall be applicable to the Grantors and the Collateral:

(a) The Grantors covenant and agree that, at all times during the term of this Security Agreement, each Grantor shall keep accurate and complete books and records concerning the Collateral that is now owned or acquired after the date of this Security Agreement by such Grantor, in accordance with GAAP consistently applied, at the locations set forth on Exhibit “A” attached hereto and made a part hereof and at no other location without complying with the requirements set forth in Section 4(j) of this Security Agreement.

(b) To the extent provided in the Credit Agreement, the Administrative Agent or its representatives shall have the right to examine and inspect the Collateral and to review the books and records of the Grantors concerning any Collateral and to copy the same and make excerpts therefrom.

(c) The Grantors shall at all times during the term of this Security Agreement keep the Equipment, Inventory and Fixtures that are now owned or acquired after the date of this Security Agreement by any Grantor at the locations set forth on Exhibit “B” attached hereto and made a part hereof, which Exhibit “B” shall include all third-party processor locations at which the Grantors’ Inventory is located as of the Closing Date (each a “Permitted Location”) and at no other location without the prior written consent of the Administrative Agent, except (i) for

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Equipment that is considered a mobile good under the Code, (ii) Inventory or Equipment in transit to a Permitted Location, to a customer or from a third-party processor (iii) as may be otherwise set forth in the Credit Agreement and (iv) other third-party processor location(s) possessing Inventory which are not Permitted Locations as of the Closing Date, provided that if the fair market value of the Inventory located at any such third-party processor location(s) exceeds Three Million and 00/100 Dollars ($3,000,000.00) in the aggregate as of the end of any fiscal quarter of the Grantors, then the Grantors shall promptly update Exhibit “B” to include such location(s) and deliver such updated Exhibit “B” to the Administrative Agent.

(d) Each Grantor currently maintains its principal place of business if such Grantor has only one place of business, or its chief executive offices if such Grantor has more than one place of business, at the locations set forth on Exhibit “A” attached hereto and made a part hereof, and shall not move the location of its principal place of business or chief executive offices, as the case may be, without providing prior written notification to the Administrative Agent and otherwise complying with Section 4(j) of this Security Agreement.

(e) Except as may otherwise be provided in this Security Agreement or permitted pursuant to the Credit Agreement, the Grantors shall not sell, lease or otherwise dispose of any Equipment or Fixtures owned by any of the Grantors.

(f) Promptly upon request of the Administrative Agent from time to time, the Grantors shall furnish the Administrative Agent with such information and documents regarding the Collateral at such times and in such form and detail as the Administrative Agent may reasonably request.

(g) Upon the occurrence and during the continuance of an Event of Default, promptly upon request of the Administrative Agent, the Grantors shall deliver to the Administrative Agent, without limitation, (1) all invoices and customer statements rendered to account debtors, Documents, contracts, Chattel Paper, Electronic Chattel Paper, Instruments and other writings and/or records pertaining to any Grantor’s contracts or the performance of any Grantor’s contracts, (2) evidence of each Grantor’s Accounts and statements showing the aging, identification, reconciliation and collection thereof and (3) reports as to each Grantor’s Inventory and sales, shipment, damage or loss thereof; all of the foregoing to be certified by an authorized officer or other employee of the Grantors.

(h) Notwithstanding the Prior Security Interest in the Collateral granted to and created in favor of the Administrative Agent (for itself and for the benefit of the Lenders) under this Security Agreement, the Grantors shall have the right until the occurrence and continuance of an Event of Default, at their own cost and expense, to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce their contract rights.

(i) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to give notice of the security interest created hereby to account debtors obligated to any Grantor and to take over and direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper, to notify such account debtors to make payment directly to the Administrative Agent, to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce such Grantor’s contract rights. It is understood and agreed by the Grantors that the Administrative Agent shall have no liability whatsoever under this Security Agreement except for its own gross negligence or willful misconduct.

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(j) The Grantors represent and warrant as of the date of this Security Agreement that the exact legal name, the type of entity, the jurisdiction of organization, the organizational identification number and tax identification number of each Grantor is as set forth on Exhibit “C” attached hereto and made a part hereof. Each Grantor covenants and agrees that it will not change its legal name, its type of entity, its jurisdiction of organization, its organizational identification number or its tax identification number without (i) providing the Administrative Agent prior written notice of its intention to do so, (ii) providing the Administrative Agent with such information in connection therewith as the Administrative Agent may request, and (iii) taking such action, satisfactory to the Administrative Agent, as may be necessary to maintain at all times the priority of the security interest in the Collateral granted hereunder.

(k) If a Grantor desires to establish a new location for its principal place of business or chief executive office, as the case may be, or to establish new names in which it may invoice account debtors or maintain records concerning Collateral, it shall first, with respect to each such new location or name:

(i) give the Administrative Agent written notice of its intention to do so and provide the Administrative Agent with such information in connection therewith as the Administrative Agent may request; and

(ii) take such action, satisfactory to the Administrative Agent including, without limitation, all action required by Section 6 hereof, as may be necessary to maintain at all times the priority of the security interest in the Collateral granted hereunder.

(l) Each Grantor represents and warrants as of the date hereof that it does not currently have a Commercial Tort Claim against any Person. If any Grantor shall at any time acquire a Commercial Tort Claim in excess of $1,000,000.00, such Grantor shall promptly notify the Administrative Agent in a writing signed by such Grantor of the brief details thereof and grant to the Administrative Agent (for itself and for the benefit of the Lenders) in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.

(m) Each Grantor shall at any time and from time to time, take such commercially reasonable steps as the Administrative Agent may reasonably request (i) to cause any bailee having possession of any of the Collateral or any landlord of such Grantor’s leased real property locations to provide to the Administrative Agent a written acknowledgement of the Lenders’ security interest in such Collateral, in form and substance satisfactory to the Administrative Agent, (ii) to cause the Administrative Agent to obtain “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper including, but not limited to, causing any issuer of a letter of credit with respect to the Letter-of-Credit Rights to consent to the Lenders’ security interest therein and including an appropriate legend on Chattel Paper arising from the sale of Inventory identifying the Lenders’ security interest therein, and (iii) otherwise to ensure the Lenders’ security interest in any of the Collateral is a Prior Security Interest.

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(n) Exhibit D to this Security Agreement sets forth each Grantor’s Deposit Accounts.

Section 5. Actions with Respect to Accounts. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s designated officers, employees or agents) as its true and lawful attorney-in-fact with power to sign its name and, upon the occurrence and during the continuance of an Event of Default, to take any of the following actions, in its name or in the name of the Administrative Agent, as the Administrative Agent may determine, at any time (except as expressly limited in this Section 5) without notice to such Grantor and at such Grantor’s expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to the Administrative Agent and that the Lenders have a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts directly to the Administrative Agent;

(d) Take control in any manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) In any case and for any reason, notify the United States Postal Service to change the addresses for delivery of mail addressed to the Grantor to such address as the Administrative Agent may designate;

(f) In any case and for any reason, receive, open and dispose of all mail addressed to such Grantor;

(g) Take control in any manner of any rejected, returned, stopped-in-transit or repossessed goods relating to Accounts;

(h) Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Administrative Agent may:

(i) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Administrative Agent;

(ii) Receive and collect all monies due or to become due to such Grantor;

(iii) Exercise all of such Grantor’s rights and remedies with respect to the collection of Accounts;

(iv) Settle, adjust, compromise, extend, renew, discharge or release Accounts;

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(v) Sell or assign Accounts on such terms, for such amounts and at such times as the Administrative Agent deems advisable;

(vi) Prepare, file and sign such Grantor’s name on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar Law as to any account debtor;

(vii) Prepare, file and sign such Grantor’s name on any Notice of Lien, Claim of Mechanic’s Lien, Assignment or Satisfaction of Lien or Mechanic’s Lien, or similar document in connection with the Collateral;

(viii) Endorse the name of such Grantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading, or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other medium of payment or evidence of security interest that may come into the Administrative Agent’s possession;

(ix) Sign the name of such Grantor to verifications of Accounts and notices of Accounts sent by account debtors to such Grantor; or

(x) Take all other actions necessary or desirable to protect such Grantor’s interest(s) in the Accounts.

Each Grantor ratifies and approves all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, other than acts or omissions arising from gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Obligations have been satisfied and the Grantors have performed all obligations under this Security Agreement. Each Grantor further agrees to assist the Administrative Agent in the collection and enforcement of the Accounts and will not hinder, delay or impede the Administrative Agent in any manner in its collection and enforcement of the Accounts.

Section 6. Preservation and Protection of Security Interest. Each Grantor represents and warrants that it has (or will have upon its acquisition of such Collateral), and covenants and agrees that at all times during the term of this Security Agreement it will have, good and valid title to the Collateral from time to time owned or acquired by it free and clear of all Liens, except Permitted Liens, and shall defend the Collateral against the claims and demands of all Persons whomsoever other than the holders of any Permitted Liens. Each Grantor covenants and agrees that it shall not (i) borrow against the Collateral or any portion of the Collateral from any other Person except as may otherwise be permitted under the Credit Agreement; (ii) grant or create or permit to attach or exist any Lien on, of or in any of the Collateral or any portion of the Collateral except Permitted Liens; (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral; or (iv) permit any financing statements or such other instruments or notices with respect to security interests to be on file with respect to any Collateral, except financing statements or such other instruments of notice in favor of the Administrative Agent and as otherwise as expressly permitted under the Credit Agreement. Each Grantor shall faithfully preserve and protect the Lenders’ security interest in the Collateral and shall, at its own cost and expense, cause or assist the Administrative Agent to cause that security interest to be perfected and continue perfected so long as the Obligations or any portion of the Obligations are outstanding, unpaid or executory. For purposes of the perfection of the Lenders’ security interest in the Collateral in accordance with the requirements of this Security Agreement, each Grantor authorizes the Administrative Agent, at any time and from time to

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time, to file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of such Grantor or words of similar effect and which contain any other information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment. If any such financing statement, continuation statement or amendment requires the signature of such Grantor, it may be signed by the Administrative Agent on behalf of such Grantor. Each Grantor shall from time to time at the request of the Administrative Agent file or record, or cause to be filed or recorded, such other instruments, documents and notices, including financing statements and assignments, as the Administrative Agent may deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. Each Grantor shall do all such other acts and things, shall execute and deliver all such other instruments and documents, including further security agreements, control agreements, pledges, endorsements, assignments and notices, and shall furnish any other information as the Administrative Agent, in its reasonable discretion, may deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a Prior Security Interest. Each Grantor irrevocably appoints the Administrative Agent (and any of the Administrative Agent’s designated officers, employees and/or agents) as the attorney-in-fact of the Grantor to take such action as the Administrative Agent may deem necessary from time to time to preserve, perfect and continue perfected the Lenders’ security interest in the Collateral in accordance with the requirements of this Security Agreement including, but not limited to, signing any financing statements or amendments to financing statements evidencing the Administrative Agent’s security interest in the Collateral for and on behalf of such Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or financing statement is sufficient as a financing statement and may be filed instead of the original. Each Grantor hereby ratifies any and all financing statements and amendments to financing statements evidencing the Administrative Agent’s security interest in the Collateral filed prior to the date hereof.

Section 7. Insurance. Risk of loss of, damage to, or destruction of the Equipment, Inventory and Fixtures is on the Grantors. The Grantors shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is set forth in the Credit Agreement. If the Grantors fail to effect and keep in full force and effect such insurance, or fail to pay the premiums when due, the Administrative Agent may (but shall not be obligated to) do so for the account of the Grantors and add the cost thereof to the Obligations. Subject to the terms and conditions of the Credit Agreement, (i) each Grantor assigns and sets over to the Administrative Agent all monies which may become payable on account of such insurance and directs the insurers to pay the Administrative Agent any amount so due, (ii) the Administrative Agent is irrevocably appointed attorney-in-fact of each Grantor to endorse any draft or check that may be payable to such Grantor in order to collect the proceeds of such insurance and (iii) any balance of insurance proceeds remaining in the possession of the Administrative Agent after Payment In Full shall be paid over to such Grantor or its order.

Section 8. Maintenance and Repair; Control. If any Grantor fails to maintain the Equipment, Inventory and Fixtures in accordance with the terms of the Credit Agreement, the Administrative Agent may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of such Grantor and add the amount of such payments to the Obligations.

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Section 9. Preservation of Rights Against Third Parties; Preservation of Collateral in the Administrative Agent’s Possession. Until such time as the Administrative Agent exercises its right during the continuance of an Event of Default to effect direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to effect the enforcement of the Grantors’ contract rights, each Grantor shall take any and all steps necessary to preserve their rights in respect of the Accounts, the Chattel Paper and the Electronic Chattel Paper and their contracts against third parties. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Administrative Agent takes such action for that purpose as each Grantor shall request in writing, provided that such requested action shall not, in the judgment of the Administrative Agent, impair the security interest of the Administrative Agent and the Lenders in the Collateral or their rights in, or the value of, the Collateral, and provided further that the Administrative Agent receives such written request in sufficient time to permit the Administrative Agent to take the requested action.

Section 10. Events of Default and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may then in any way permitted by Law foreclose the Lien in the Collateral granted hereby including, without limitation, upon ten (10) days prior written notice to the Grantors, Administrative Agent may sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Administrative Agent and the Lenders, in their sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Administrative Agent and the Lenders, in their sole discretion, may elect, and at any such sale, the Administrative Agent may bid for and become the purchaser of any or all such Collateral. Pending any such action, the Administrative Agent may liquidate the Collateral.

(b) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may then grant extensions to or adjust claims of, or make compromises or settlements with, debtors, the Grantors or any other Persons with respect to the Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of any Grantor, without affecting the Grantor’s liability under this Security Agreement, the Credit Agreement or the other Loan Documents. Each Grantor waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts, Chattel Paper or Electronic Chattel Paper or any of its contract rights and any other notices to which the Grantor may be entitled.

(c) Upon the occurrence and during the continuance of an Event of Default, then in any such event, the Administrative Agent and the Lenders shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code (whether or not the Code applies to the affected Collateral) and such other rights and remedies in respect thereof which they may have at Law or in equity or under the Loan Documents including, without limitation, the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which each Grantor expressly waives.

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(d) The Administrative Agent shall apply the Proceeds of any sale or liquidation of the Collateral and, subject to Section 7 hereof, any Proceeds received by the Administrative Agent from insurance, first to the payment of the costs and expenses incurred by the Administrative Agent in connection with such sale or collection including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and legal expenses, second to the payment of the Obligations, whether on account of principal or interest or otherwise as the Administrative Agent in its sole discretion may elect, and then to pay the balance, if any, to the Grantors or as otherwise required by Law. If such Proceeds are insufficient to pay the amounts required by Law, the Grantors shall be liable for any deficiency.

(e) Upon the occurrence and during the continuance of an Event of Default, the Grantors shall promptly, following demand by the Administrative Agent, assemble the Equipment, Inventory and Fixtures and make them available to the Administrative Agent at a place or places reasonably designated by the Administrative Agent. The right of the Administrative Agent under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Security Agreement and the Administrative Agent may, at its election, enforce such right by an action in equity for injunctive relief or specific performance.

(f) Upon the occurrence and during the continuance of an Event of Default, then in any event, the Administrative Agent shall have the right to use and operate under all trade names under which each Grantor does business.

Section 11. Continuing Validity of Obligations. The agreements and obligations of the Grantors hereunder are continuing agreements and obligations, and are absolute and unconditional irrespective of the genuineness, validity or enforceability of the Credit Agreement, the Notes or any other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or of the Loan Documents or any other agreement or agreements now or hereafter entered into by the Administrative Agent or any Lender and any Grantor pursuant to which the Obligations or any part thereof is issued or of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations. Without limitation upon the foregoing, such agreements and obligations of a Grantor hereunder shall continue in full force and effect as long as the Obligations or any part thereof remain outstanding and unpaid and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by (i) any renewal, refinancing or refunding of the Obligations in whole or in part, (ii) any extension of the time of payment of the Notes or other instrument or instruments now or hereafter evidencing the Obligations, or any part thereof, (iii) any compromise or settlement with respect to the Obligations or any part thereof, or any forbearance or indulgence extended to any Grantor, (iv) any amendment to or modification of the terms of the Notes or other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or any other agreement or agreements now or hereafter entered into by the Administrative Agent or any Lender and any Grantor pursuant to which the Obligations or any part thereof is issued or secured, (v) any substitution, exchange, or release of a portion of, or failure to preserve, perfect or protect, or other dealing in respect of, any of the Collateral or any other property or any security for the payment of the Obligations or any part thereof, (vi) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against any Grantor, (vii) any dissolution, liquidation or

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termination of any Grantor for any reason whatsoever or (viii) any other matter or thing whatsoever whereby the agreements and obligations of the Grantors hereunder, would or might otherwise be released or discharged, in whole or in part. Each Grantor hereby waives notice of the acceptance of this Security Agreement by the Administrative Agent.

Section 12. Defeasance. Notwithstanding anything to the contrary contained in this Security Agreement, upon the earlier of the Release Date or performance of all obligations of the Grantors under the Loan Documents and termination or expiration of all Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Lender Provided Commodity Hedges and Other Financial Services Obligations, this Security Agreement shall terminate and be of no further force and effect and at the request of the Grantors, the Administrative Agent shall thereupon terminate the Lenders’ security interest in the Collateral and promptly file requested releases and/or termination statements with respect to the Collateral. Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and assigns, provided that the Grantors may not assign this Security Agreement or any of their rights under this Security Agreement or delegate any of their duties or obligations under this Security Agreement and any such attempted assignment or delegation shall be null and void. This Security Agreement is not intended and shall not be construed to obligate the Administrative Agent to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Grantors.

Section 13. Joinder. Upon the execution and delivery by any other Person of a Guarantor Joinder that occurs prior to the Release Date, (i) such Person (other than a Foreign Subsidiary) shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” on the signature pages hereto and (ii) the Exhibits to this Security Agreement shall be deemed updated by the supplemental Exhibits to this Security Agreement delivered pursuant to the terms of such Guarantor Joinder. The execution and delivery of any such Guarantor Joinder shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 14. Miscellaneous.

(a) The provisions of this Security Agreement are intended to be severable. If any provision of this Security Agreement shall for any reason be held invalid or unenforceable, in whole or in part, in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective only to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Security Agreement in any jurisdiction.

(b) No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege under this Security Agreement, the Credit Agreement or any of the other Loan Documents shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent under this Security Agreement, the Credit Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power

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or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Security Agreement, the Credit Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c) All notices, statements, requests and demands given to or made upon any party in accordance with the provisions of this Security Agreement shall be deemed to have been given or made when given or made as provided in the Credit Agreement.

(d) The section headings contained in this Security Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e) Any number of counterparts of this Security Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Security Agreement.

(f) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Lenders’ security interest in the Collateral and the rights, duties and obligations of the Administrative Agent and the Grantors with respect to the Collateral (whether or not the Code applies to the Collateral). This Security Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and the execution and delivery of this Security Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Security Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in such State.

(g) The Grantors agree to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County and the United States District Court for the Western District of Pennsylvania, and any appellate court from any thereof, with respect to any suit arising in connection herewith.

(h) Waiver of Trial by Jury. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS TO ACCEPT THIS SECURITY AGREEMENT AND MAKE THE LOANS AND ISSUE LETTERS OF CREDIT.

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(i) Power of Attorney Acknowledgment. Each Grantor acknowledges and agrees that (a) this Security Agreement contains one or more provisions authorizing the Administrative Agent or other Persons, as applicable (the Administrative Agent and such other Persons, acting in such capacity, are each an “Authorized Person”), to act as such Grantor’s attorney-in-fact or agent (collectively the “Power of Attorney”); (b) the purpose of the Power of Attorney is to give each Authorized Person broad powers to take any action which any Authorized Person may deem necessary or advisable to accomplish the purposes hereof and otherwise act in the name of each Grantor; (c) the Power of Attorney is coupled with an interest and, as such, any Authorized Person, in exercising any of its rights under the Power of Attorney is not a fiduciary of any Grantor; (d) any Authorized Person may exercise any of its rights under the Power of Attorney for the sole benefit of such Authorized Person, without regard to the interests of any Grantor; (e) the Power of Attorney shall in no way be construed as to benefit any Grantor; (f) no Authorized Person shall have any duty to exercise any powers granted by the Power of Attorney for the benefit of any Grantor or in any Grantor’s best interest; (g) no Authorized Person shall have any duty of loyalty to any Grantor; (h) each Authorized Person shall, to the extent exercisable, exercise any and all powers granted by the Power of Attorney solely for the benefit of such Authorized Person; (i) any rights any Grantor may have under 20 Pa.C.S. §§ 5601 - 5612, as amended (the “POA Act”) are hereby forever waived and relinquished; (j) without limiting the generality of the foregoing, (A) the Power of Attorney shall not be construed in accordance with the provisions of the POA Act, and (B) no Authorized Person shall have any of the duties described in 20 Pa.C.S. § 5601.3(b); (k) the Power of Attorney is irrevocable; and (l) each Grantor has read and understands the Power of Attorney.

[INTENTIONALLY LEFT BLANK; SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned executed this Security Agreement as a document under seal on the day and year first above written.

GRANTORS: L.B. FOSTER COMPANY, a Pennsylvania corporation

By:
Name:
Title:

CXT INCORPORATED, a Delaware corporation

By:
Name:
Title:

SALIENT SYSTEMS, INC., an Ohio corporation

By:
Name:
Title:

L.B. FOSTER RAIL TECHNOLOGIES, INC., a West Virginia corporation

By:
Name:
Title:

L.B. FOSTER BALL WINCH, INC., a Texas corporation

By:
Name:
Title:

CHEMTEC ENERGY SERVICES, L.L.C., a Texas limited liability company

By:
Name:
Title:

IOS HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

IOS ACQUISITIONS, INC., a Delaware corporation

By:
Name:
Title:

JAMES CLARK INSPECTIONS INC., a Texas corporation

By:
Name:
Title:

IOS/PCI, LLC, a Louisiana limited liability company

By:
Name:
Title:

CASTRONICS, LLC, a Delaware limited liability company

By:
Name:
Title:

MIKE’S PIPE INSPECTION, INC., a Kansas corporation

By:
Name:
Title:

OTI OPERATING, INC., an Oklahoma corporation

By:
Name:
Title:

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF	)
	)	SS:
COUNTY OF	)

On this, the          day of June, 2016, before me, a Notary Public, the undersigned officer, personally appeared                     , who acknowledged himself/herself to be the                          of                         , a                          (the “Company”), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

EXHIBIT A

LOCATION OF PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE

EXHIBIT B

PERMITTED LOCATIONS

EXHIBIT C

ORGANIZATIONAL INFORMATION

EXHIBIT D

DEPOSIT ACCOUNTS OF THE GRANTORS